UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.1)
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Core Laboratories N.V.

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PRELIMINARY PROXY STATEMENT, SUBJECT TO CHANGE, DATED APRIL 7, 2010
CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 10, 2010

Dear Shareholder:
     You are cordially invited to attend our 2010 annual meeting of shareholders which will be held at the Sheraton Amsterdam Airport Hotel and Conference Center, Schiphol Boulevard 101, 1118 BG, Amsterdam, The Netherlands, on Thursday, June 10, 2010 at 3:30 p.m., local time, for the following purposes as proposed by the Board of Supervisory Directors:
1.	To elect three Class II Supervisory Directors to serve until our annual meeting in 2013 and until their successors shall have been duly elected and qualified;

2.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2009;

3.	To approve and resolve the cancellation of our repurchased shares up to the date of our annual meeting;

4.	To approve and resolve the extension of the existing authority to repurchase up to 25.6% of our issued share capital until December 10, 2011, as follows:

a.	our shareholders will be asked to renew the authorization of the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and

b.	our shareholders will be asked to renew the authorization of our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares pursuant to its 0.25% Senior Exchangeable Notes which we refer to as the “Senior Exchangeable Notes”, or pursuant to a warrant we sold to Lehman OTC (now held by an affiliate of Citigroup, Inc. (“Citi”)) contemporaneously with the issuance of our Senior Exchangeable Notes;

5.	To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015;

6.	To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015;

7.	To approve and resolve amendments to the Core Laboratories N.V. articles of association to
a.	make mandatory revisions to reduce the par value of the shares from EUR 0.04 to EUR 0.02 in connection with the proposed two-for-one share split and to comply with recent changes in Dutch law, including to allow electronic means of communication with regard to our annual meetings of shareholders, and

b.	make voluntary revisions related to the Management Board and Supervisory Board;
8.	To approve and resolve a two-for-one stock split authorized by the Supervisory Board;

9.	To ratify the appointment of PricewaterhouseCoopers as our Company’s independent registered public accountants for the year ending December 31, 2010; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
     Each of the matters 2 through 6 being presented at the annual meeting has been presented to and approved by our shareholders at our prior annual meetings or at the special meeting conducted on January 29, 2009. In large measure, these matters are presented to our shareholders each year as a result of our being organized under the laws of The Netherlands. Copies of the Dutch statutory annual accounts, the report of the Management Board, the draft of the amended articles of association and the list of nominees for the Supervisory Board will be available for inspection at our offices in The Netherlands, located at Herengracht 424, 1017 BZ Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting.
     It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the accompanying proxy card promptly. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Supervisory Directors,

Jacobus Schouten
Supervisory Director

April     , 2010
Amsterdam, The Netherlands

CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

PROXY STATEMENT

ABOUT THE 2010 ANNUAL MEETING OF SHAREHOLDERS
WHY HAVE I RECEIVED THESE MATERIALS?
     This proxy statement and the accompanying proxy card are first being made available to you on the Internet on April  , 2010 or, upon your request, mailed to you on or about April  , 2010 and are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. (“Core” or the “Company”) for use at our 2010 annual meeting of shareholders to be held at the Sheraton Amsterdam Airport Hotel and Conference Center, Schiphol Boulevard 101, 1118 BG, Amsterdam, The Netherlands, on Thursday, June 10, 2010 at 3:30 p.m., local time for the purpose of voting on the proposals described in this proxy statement.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
     As permitted by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our Annual Report available on the Internet. On or before April  , 2010, we mailed a notice to shareholders containing instructions on how to access the proxy statement and Annual Report and vote online. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
     Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
WHAT AM I VOTING ON?
     You will be voting on the following matters proposed by the Board of Supervisory Directors:
1.	To elect three Class II Supervisory Directors to serve until our annual meeting in 2013 and until their successors shall have been duly elected and qualified;

2.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2009;

3.	To approve and resolve the cancellation of our repurchased shares up to the date of our annual meeting;

4.	To approve and resolve the extension of the existing authority to repurchase up to 25.6% of our issued share capital until December 10, 2011, as follows:

a.	our shareholders will be asked to renew the authorization of the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and

b.	our shareholders will be asked to renew the authorization of our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares pursuant to its Senior Exchangeable Notes, or pursuant to a warrant we sold to Lehman OTC (now held by Citi) contemporaneously with the issuance of our Senior Exchangeable Notes;

5.	To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 20% of outstanding shares per annum until June 10, 2015;

6.	To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference share up to a maximum of 20% of outstanding shares per annum until June 10, 2015;

7.	To approve and resolve amendments to the Core Laboratories N.V. articles of association to
a.	make mandatory revisions to reduce the par value of the shares from EUR 0.04 to EUR 0.02 in connection with the proposed two-for-one share split and to comply with recent changes in Dutch law, including to allow electronic means of communication with regard to our annual meetings of shareholders, and

b.	make voluntary revisions related to the Management Board and Supervisory Board;
8.	To approve and resolve a two-for-one stock split authorized by the Supervisory Board;

9.	To ratify the appointment of PricewaterhouseCoopers as our Company’s independent registered public accountants for the year ending December 31, 2010; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
WHO IS ENTITLED TO VOTE?
     If you hold common shares at the close of business in New York City on March 22, 2010, the record date for the determination of shareholders, you are entitled to notice of and to vote at our annual meeting. On March 22, 2010, there were 22,324,393 common shares outstanding, each of which is entitled to one vote. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting.
HOW DO I VOTE BEFORE THE MEETING?
     If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer and Trust Company, you can vote by mail, by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com.
     If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Please follow the directions that your bank or broker provides.
     Given the time of the meeting in The Netherlands, in order for your mailed or online vote to be counted, it must be received on or before 5:00 p.m. local time in New York, New York on Wednesday, June 9, 2010. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.
MAY I VOTE AT THE MEETING?
     You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.
CAN I CHANGE MY MIND AFTER I VOTE?
     You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
     Proxies that are signed and returned but do not contain instructions will be voted “FOR” all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.
WHAT VOTE IS REQUIRED?
     Under Dutch law and our articles of association, there is no specific quorum requirement for our annual meeting and the affirmative vote of a majority of votes cast is required to approve each of the proposals proposed by the Supervisory Board, except that in relation to items 3 and 6, a two-thirds majority of the votes cast is required to approve the proposal in the event less than 50% of the issued share capital is present or represented at the meeting and in relation to items 7 and 8, a two-thirds majority of the votes cast representing more than half of the issued share capital is required to approve these proposals. In addition, Dutch law and our articles of association provide that common shares abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. A “broker non-vote” occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange, or “NYSE.”
WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?
     We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail and also through the Internet. In addition, certain members of the Supervisory Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Georgeson Shareholder Communications to assist in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Georgeson may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES
Security Ownership by Certain Beneficial Owners and Management
     The table below sets forth certain information, as of March 22, 2010, with respect to the common shares beneficially owned by:
•	each person known to us to own beneficially 5% or more of our outstanding common shares;

•	each Supervisory Director;

•	each nominee for election as Supervisory Director;

•	each of our executive officers; and

•	all Supervisory Directors and executive officers as a group.

	Number of	Percentage of
	Common Shares	Common Shares
Name of Beneficial Owner (1)	Beneficially Owned	Outstanding (2)

Capital World Investors (3)	2,492,700	11.2%
ClearBridge Advisors, LLC (4)	1,960,722	8.8%
Baron Capital Group, Inc. (5)	1,428,922	6.4%
David M. Demshur	275,246	1.2%
Richard L. Bergmark	116,254	*
Monty L. Davis	150,784	*
Joseph R. Perna	40,000	*
D. John Ogren	51,997	*
Rene R. Joyce	22,997	*
Alexander Vriesendorp	1,903	*
Michael C. Kearney	6,013	*
Jacobus Schouten	960	*
All Supervisory Directors and executive officers as a group	666,154	3.0%

*	Represents less than 1%.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.

(2)	Based on 22,324,393 common shares outstanding as of March 22, 2010.

(3)	Based upon an Amendment No. 3 to Schedule 13G/A filed with the SEC on February 11, 2010, Capital World Investors is deemed to be the beneficial owner of 2,492,700 shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors’ current address is 333 South Hope Street, Los Angeles, CA 90071.

(4)	Based upon an Amendment No. 4 to Schedule 13G/A filed with the SEC on February 12, 2010, ClearBridge Advisors, LLC is deemed to be the beneficial owner of 1,960,722 shares. ClearBridge Advisors’ current address is 620 8th Avenue, New York, NY 10018.

(5)	Based upon a Schedule 13G filed with the SEC on February 12, 2010, Baron Capital Group, Inc. is deemed to be the beneficial owner of 1,428,922 shares. Baron Capital Group’s current address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Supervisory Directors, executive officers and persons who own more than 10% of our common shares, among others, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the Securities and Exchange Commission (“SEC”) and the NYSE. Such filers are required by SEC regulations to furnish us with copies of all such forms that they file.
     To our knowledge, based solely upon our review of the Section 16(a) filings that have been received by us, we believe that during the fiscal year ended December 31, 2009, our Supervisory Directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements.
Equity Compensation Plan Information
     We have two main incentive plans, our 2007 Long-Term Incentive Plan, which we refer to as our LTIP, and our Director Plan, both of which have been approved by our shareholders. The table below provides information regarding our equity compensation plans as of December 31, 2009.

	Number of Common		Number of Common
	Shares to be Issued Upon	Weighted Average	Shares Remaining
	Exercise of Outstanding	Exercise Price of	Available for Future
	Options, Warrants and	Outstanding Options,	Issuance Under Equity
	Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved by our shareholders	426,580	$14.48	729,920
Equity compensation plans not approved by our shareholders	—	—	—

Total	426,580	$14.48	729,920

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION
Board of Supervisory Directors
     Set forth below as of March 22, 2010 are the names, ages and biographical information for our Supervisory Directors, including individuals who have been nominated for reelection as a Supervisory Director. You may vote for any of the nominees, for all nominees, or for none of the nominees.

Continuing Class I Supervisory Directors (Term to Expire 2011)

David M. Demshur, 54	Mr. Demshur joined our Company in 1979 and presently serves as our President and Chief Executive Officer and as Chairman of our Supervisory Board. Since joining our Company, Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to the present time. Mr. Demshur’s extensive background with the Company and the diversity of experiences gained while in these leadership roles positions him to be an effective leader of our Company. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association. Mr. Demshur has served as a Supervisory Director since our initial public offering in 1995 and as Chairman of our Supervisory Board since May 2001.

Rene R. Joyce, 62	Mr. Joyce serves as the chief executive officer of Targa Resources, Inc. and as a member of its board of directors since April 2004. Mr. Joyce has also served as a member of the board of directors of the general partner of Targa Resource Partners LP since February 2007. Mr. Joyce served as an independent consultant in the energy industry from 2000 through April 2004. Mr. Joyce served as president of Energy Services of Coral Energy, LLC from its acquisition by Shell Oil Company in 1998 until the end of 1999. From 1990 until 1998, Mr. Joyce served as president of the operating companies of Tejas Gas Corporation, Coral’s predecessor and a listed company on the NYSE. The Company benefits from Mr. Joyce’s current experience as the Chief Executive Officer of a publicly traded entity which affords us his valuable insight into matters affecting public companies. His diversity of educational background of being a degreed engineer and an attorney-at-law enables Mr. Joyce to provide the Company with counsel on a variety of technical and professional matters. Mr. Joyce is a member of the Louisiana State Bar Association. Mr. Joyce has served as a Supervisory Director since 2000.

Michael C. Kearney, 61	Mr. Kearney serves as Chief Executive Officer of Deepflex Inc. since September 2009 and had served as the chief financial officer of Deepflex Inc., from January 2008 until September 2009. He served as executive vice president and chief financial officer of Tesco Corporation, a Canadian based oil-service company from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the chief financial officer and vice president — administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney brings to the Company significant accounting expertise as a result of his work experience and educational training. He has executive level experience as a Chief Financial Officer at publicly traded companies which benefits the Company due to Mr. Kearney’s direct knowledge of operating and maintaining internal control of financial reporting given his position as a certifying officer. In addition to being a Certified Public Accountant, Mr. Kearney also earned a Masters in Accounting upon completion of his Bachelors in Accounting. Mr. Kearney has served as a Supervisory Director since 2004.

Nominees for Class II Supervisory Directors (Term To Expire 2013)

D. John Ogren, 66	Mr. Ogren served as the president of Production Operators, Inc. from 1994 until 1999. Production Operators was listed on the Nasdaq Stock Market prior to its acquisition by Camco International in 1997 and Schlumberger’s acquisition of Camco International in 1998. From 1989 until 1991, Mr. Ogren served as senior vice president of Conoco Inc. and from 1992 until 1994, as senior vice president of E.I. duPont. Mr. Ogren serves as a director and is Chairman of Deepflex Inc. in addition to serving as a director of John Wood Group PLC. Until July 2008, he served as the non-executive chairman of WellDynamics, a Halliburton/Shell joint venture company. He is a member of the Society of Petroleum Engineers. The combination of Mr. Ogren’s experiences within the oilfield service sector in addition to his senior level work experience within an oil and gas operating company provide valuable insight for the Company. Having served in senior operating and executive management positions as well as in the role of Chairman of other companies during his career, he has the background to deal with the many facets of planning as well as issues related to compensation that are handled in his role as Chair of the Compensation Committee. Mr. Ogren has served as a Supervisory Director since 2000.

Joseph R. Perna, 66	Mr. Perna served as Manager with Ethyl Corporation from 1972 to 1985. He joined our Company as General Manager in 1985. In 1991, he was promoted to Senior Vice President, with responsibility for certain laboratory services operations and the Technology Products Division, a position he held until his retirement on March 31, 1998. Mr. Perna has significant historical knowledge of the Company and its worldwide operations. This in-depth knowledge and experience is useful when making decisions regarding the strategic direction of the Company and serves to guide us when considering the implementation of any changes or modifications to our strategic direction. This knowledge is unique from the other non-employee directors given his long-term association with the Company. This background enables our Audit Committee to have a broader, more detailed view of our internal control environment. Mr. Perna has served as a Supervisory Director since our initial public offering in 1995.

Jacobus Schouten, 55	Mr. Schouten serves on the board of directors of various privately-held European companies. He has been a managing director of International Mezzanine Capital B.V., a private equity fund, since 1990. Mr. Schouten’s service on other Supervisory Boards in Holland has given him broad, diversified exposure to best practices for corporate governance. This knowledge combined with his experience provides him with the judgment necessary to work effectively on our Nominating and Governance Committee. Mr. Schouten has served as a Supervisory Director since our initial public offering in 1995.

Continuing Class III Supervisory Directors (Term to Expire 2012)

Richard L. Bergmark, 56	Mr. Bergmark joined Western Atlas International, Inc. as Treasurer in 1987. From 1987 to 1994, our Company was operated as a division of Western Atlas. In 1991, Mr. Bergmark became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical, a division of Western Atlas. From our separation with Western Atlas in 1994 until 1999, he served as our Chief Financial Officer and Treasurer and in 1999 he was appointed Executive Vice President. Mr. Bergmark presently serves as our Executive Vice President, Chief Financial Officer and Treasurer and as a Supervisory Director. He has substantial knowledge of the industry based upon his 20+ years with the Company and its predecessors and has extensive knowledge about the history of the Company, both of which are important for planning and management purposes. Furthermore, his understanding of the financial matters relating to the Company and our industry are of crucial importance to the Company. Mr. Bergmark, along with our Chief Executive Officer, has developed important contacts with others in the industry and has an excellent relationship with our shareholders. Mr. Bergmark has served as a Supervisory Director since our initial public offering in 1995.

Alexander Vriesendorp, 57	Mr. Vriesendorp has been a partner since 1996 of Shamrock Partners B.V. which serves as the manager for the Vreedenlust venture capital funds. From 1998 until 2001, Mr. Vriesendorp served as chief executive officer of RMI Holland B.V., a valve manufacturer, in The Netherlands. From 1991 until 1995, he served as chief executive officer of the Nienhuis Group, a manufacturer and distributor of Montessori materials in The Netherlands. Mr. Vriesendorp serves on the supervisory boards of various privately-held European companies. The Company engages in business in more than fifty countries. Mr. Vriesendorp’s broad international experience and counsel is particularly beneficial to the Company. Further, his training as an attorney in Holland has been beneficial to the Company when making decisions regarding the appropriate structure in compliance with Dutch corporate governance. Mr. Vriesendorp is able to apply those diverse educational and work experience attributes as a member of our Nominating and Governance Committee. Mr. Vriesendorp has served as a Supervisory Director since 2000.

Non-Employee Director Compensation
     The following table sets forth a summary of the compensation we paid to our non-employee Supervisory Directors in 2009. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors.
Director Compensation for Year Ended December 31, 2009

			Change in
			Pension Value
			and Nonqualified
	Fees Earned or		Deferred
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)(1)	Earnings (2)	($)
Rene R. Joyce	68,500	100,069	—	168,569
Michael C. Kearney	68,500	100,069	—	168,569
D. John Ogren	57,500	100,069	—	157,569
Joseph R. Perna	55,000	100,069	(66,000)	89,069
Jacobus Schouten	49,000	100,069	—	149,069
Alexander Vriesendorp	50,500	100,069	—	150,569

(1)	Each of our non-employee Supervisory Directors had the following aggregate number of stock awards outstanding as of December 31, 2009: Joyce, 3,899; Kearney, 3,899; Ogren, 3,899; Perna, 3,899; Schouten, 3,899 and Vriesendorp, 3,899. The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted during 2009 and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R). Management estimates that the probable outcome of the performance conditions being met will result in 100% of the grant vesting in July 2012. None of our non-employee Supervisory Directors had any option awards outstanding as of December 31, 2009.

(2)	The changes in pension value and nonqualified deferred compensation earnings for 2009 were the result of changes in the underlying actuarial assumptions and were not the result of additional contributions.
     Retainer/Fees. Each non-employee Supervisory Director was paid the following amounts during fiscal 2009:
•	an annual retainer of $40,000, payable semiannually in arrears; or if the Audit Committee chair, an annual retainer of $55,000; or if the Compensation Committee chair or the Nominating and Governance Committee chair, an annual retainer of $50,000 or $49,000, respectively;

•	$1,500 per meeting of the Supervisory Board at which the individual is present in person;

•	$1,500 per meeting for each committee meeting at which the individual is present in person; and

•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.
     Equity-based Compensation. On each of September 15, 2006, August 15, 2007, July 15, 2008 and July 15, 2009, we awarded 2,000, 2,000, 742 and 1,157 restricted performance shares, respectively, to each of our non-employee directors under our 2006 Non-Employee Director Stock Incentive Plan. A restricted performance share is an unvested right to receive a share of our common stock at such time or times described below. Each award is subject to the terms of our 2006 Non-Employee Director Stock Incentive Plan and an award agreement, the terms of which are materially identical for each award recipient. The award granted on September 15, 2006 vested in September 2009 and shares were delivered to the non-employee directors, less applicable withholdings for taxes.
     The restricted performance shares are unvested and may not be sold, assigned, or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. Subject to certain exceptions described below, the restricted performance shares will vest based on our return on equity, which is defined in the award agreement as a percentage determined by dividing (1) one-third of our aggregate earnings before interest and income taxes for the performance period that, in the case of the 2006 awards, began on September 15, 2006 and ended on September 15, 2009, in the case of the 2007 awards, began on August 15, 2007 and ends on August 15, 2010, in the case of the 2008 awards, began on July 15, 2008 and ends on July 15, 2011, and, in the case of the 2009 awards, began on July 15, 2009 and ends on July 15, 2012, by (2) total shareholders’ equity as of the last day of the performance period. Specifically: (a) if our return on equity for the performance period equals or exceeds the second target, the award recipients will fully vest in their restricted performance shares; (b) if our return on equity for the performance period is less than the second target but equal to or greater than the first target, the award recipients will vest in an incremental amount of their restricted performance shares, and (c) if our return on equity for the performance period is less than the first target, the award recipients will not vest in the restricted performance shares. The first and second targets for our 2006 grants were 28% and 35%, respectively, the first and second targets for our 2007 grants were 40% and 50%, respectively, and the first and second targets for our 2008 grants were 160% and 200%, respectively. The first and second targets in the 2009 awards were based upon our return on equity compared to the returns earned by the members of the S&P 500 Oil & Gas Equipment & Services Index with 50% of the shares vesting if our return is at or above the 50th percentile of the members’ return and 100% of the shares vesting if our return is at or above the 75th percentile of the members’ return, respectively.
     On April 1, 2010, we made a grant to the non-employee directors which match the criteria for the performance shares awarded the executives as described on page 20, in the amount set forth below under 2010 Non-Employee Director Compensation. Assuming a recipient’s continued service (or death or disability during the performance period) and the satisfaction of certain performance goals is achieved, the performance shares will vest at the end of a three-year performance period that begins on January 1, 2010 (the “performance period”). The restricted performance shares will vest only upon the Company’s return on invested capital being in the top decile of the Company’s peers as published by Bloomberg at the end of the performance period and the shares shall fully vest if that criterion is met. If it is not met, then no shares shall vest and the award shall be forfeited.
     In the event of an award recipient’s death or disability prior to the last day of the performance period, his or her restricted performance shares will vest as described above. If an award recipient’s service with us terminates (other than for death or disability) prior to the last day of the performance period, his or her restricted performance shares will be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2006 Non-Employee Director Stock Incentive Plan) prior to the last day of the performance period and while the award recipient is in our service (or in the event of a termination of the award recipient’s service upon such change in control), all of the award recipient’s restricted performance shares will vest as of the effective date of such change in control.
     Other Arrangements. Mr. Perna was one of our officers until his retirement on March 1, 1998. He participates in the Group SERP. Please see “Information About Our Executive Officers and Executive Compensation — Pension Benefit Plans — Group SERP” for a discussion of the terms of that plan.
     2010 Non-Employee Director Compensation. On April 1, 2010, as we did in 2009, we awarded each of our non-employee directors an amount of restricted performance shares equal to $100,000 based on the closing price of our common stock on a date certain. This year, the award was based on the closing price on March 31, 2010. The terms of the restricted performance shares are described above under “Equity-based Compensation.” In addition, each non-employee Supervisory Director shall receive the following amounts during fiscal 2010:
•	an annual retainer of $40,000, payable semiannually in arrears; or if the Audit Committee chair, an annual retainer of $55,000; or if the Compensation Committee chair or the Nominating and Governance Committee chair, an annual retainer of $50,000 or $49,000, respectively;

•	$1,500 per meeting of the Supervisory Board at which the individual is present in person;

•	$1,500 per meeting for each committee meeting at which the individual is present in person; and

•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

CORPORATE GOVERNANCE
Board Membership
     The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company’s articles of association. Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board currently consists of eight Supervisory Directors. The Supervisory Directors are expected to exercise oversight of management with the Company’s interests in mind. The Supervisory Board is divided into three classes, with each class subject to re-election every third year by the shareholders at the annual meeting.
     The Management Board’s sole member is Core Laboratories International B.V. As a Managing Director, Core Laboratories International B.V.’s duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.
Board Structure
     David Demshur serves as the Company’s Chief Executive Officer and as Chairman of the Supervisory Board. Given the smaller size of the Company, we believe our shareholders are well served by having Mr. Demshur hold the Chief Executive Officer role along with being Chairman of the Company and that this is the most effective Board leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.
     During sessions without the Chairman, Rene Joyce conducts the meetings of directors in the role of our Lead Director. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads, all executive sessions of the independent directors, providing consolidated feedback, as appropriate, from those meetings to the Chairman.
     In its role in the risk oversight of the Company, the Board oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength. The Board is actively involved in overseeing risk management for the Company, and each of our Board committees considers the risks within its areas of responsibilities. The Board and each of our Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.
Supervisory Director Independence
     In connection with determining the independence of each Supervisory Director of the Company, the Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate Governance Code (the “Dutch Code”). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. As a result of this review, after finding no material transactions or relationships, the board affirmatively determined that each of Messrs. Joyce, Kearney, Ogren, Perna, Schouten and Vriesendorp are independent under the applicable standards described above.
Supervisory Board Meetings
     The Supervisory Board held four meetings in 2009. Each Supervisory Director attended at least 75% of the meetings of the Supervisory Board and of all committees on which he serves. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to shareholders, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. We expect each of our Supervisory Directors to attend our 2010 annual meeting as our current policy requires Supervisory Director attendance at the annual meeting.

     Our Nonemployee Supervisory Directors have met separately in executive session without any members of management present. The Chairman of the Nominating and Governance Committee is the presiding Supervisory Director at each such session. If any of our Nonemployee Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.
Committees of the Supervisory Board
     The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below:
     Audit Committee. The current members of the Audit Committee of our Supervisory Board are Messrs. Kearney (Chairman), Joyce and Perna. The Audit Committee’s principal functions include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mr. Kearney qualifies as an audit committee financial expert under the rules promulgated pursuant to the Exchange Act. The Audit Committee held five meetings in 2009. See “Report of the Audit Committee” below.
     Compensation Committee. The current members of the Compensation Committee of our Supervisory Board are Messrs. Ogren (Chairman), Joyce and Perna. The Compensation Committee’s principal functions include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the whole Supervisory Board for approval. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. On February 28, 2003, our Supervisory Board established an Options Subcommittee consisting of Messrs. Ogren (Chairman) and Joyce, which was renamed the Equity Awards Subcommittee in 2006. The Equity Awards Subcommittee’s principal function is to review and approve awards made pursuant to our LTIP. The Compensation Committee held one meeting in 2009 and the Equity Awards Subcommittee held two meetings in 2009.
     The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which preapproves the scope of the work and the fees charged. The Committee indicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires. In 2009, the Compensation Committee retained Stone Partners, Inc. (“Stone Partners”) to advise it on selecting a peer group of companies to be used for compensation purposes. See “Compensation Discussion and Analysis — Role of Consultant” below.
     The Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company’s website at http://www.corelab.com/corporate/governance.aspx#6. See “Compensation Committee Report” below.
     Nominating and Governance Committee. The current members of the Nominating and Governance Committee are Messrs. Joyce (Chairman), Schouten and Vriesendorp. The Nominating and Governance Committee’s principal functions include recommending candidates to the Supervisory Board for election or appointment as Supervisory Director and advising about, and recommending to the Supervisory Board, an appropriate set of corporate governance practices. Each member of the Nominating and Governance Committee is independent as defined by the corporate governance standards of the NYSE. The Nominating and Governance Committee held two meetings in 2009. A copy of the Nominating and Governance Committee Charter may be found on the Company’s website at http://www.corelab.com/corporate/governance.aspx#7.

Qualifications of Supervisory Directors
     The Nominating and Governance Committee has the responsibility to make recommendations to the Board of Supervisory Directors of candidates for the Board that will perform well in that role and maximize shareholder value. In considering suitable candidates for that position, the Nominating and Governance Committee considers, among other factors, the person’s reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the Nominating and Governance Committee considers how these factors contribute to the overall variety and mix of attributes of our Board as a whole so that the members of our Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Supervisory Directors should be excellent representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Board. In the case of current Supervisory Directors being considered for renomination, the Nominating and Governance Committee will also take into account the Supervisory Director’s tenure as a member of our Board of Supervisory Directors; the Supervisory Director’s history of attendance at meetings of the Board of Supervisory Directors and committees thereof; the Supervisory Director’s preparation for and participation in all meetings, and the Supervisory Director’s contributions and performance as a member of the Board.
     Six of the eight members of the Board are considered independent under applicable SEC, NYSE and Dutch Code standards. For this year’s annual meeting and election, all three candidates are considered to be independent under applicable standards, and the Nominating and Governance Committee believes they possess the characteristics outlined above and bring to the Board valuable skills that enhance the Board’s ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders.
     A more complete description of the specific qualifications of each of our Board members and of this year’s nominees are contained in the biographical information section beginning on page 6 of this Proxy.
Supervisory Director Nomination Process
•	The Nominating and Governance Committee, the Chairman of the Supervisory Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new board member that meets specific criteria or to fill a vacancy on the board. The Nominating and Governance Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The Nominating and Governance Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below.

•	If a new board member is to be considered, the Nominating and Governance Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the Nominating and Governance Committee, which ranks the candidates. Members of the Nominating and Governance Committee review the qualifications of prospective candidate(s), and the Chairman of the Supervisory Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s).

•	Shareholders seeking to recommend Supervisory Director candidates for consideration by the Nominating and Governance Committee may do so by writing to the Company’s Secretary at the address indicated on the cover page of this proxy, giving the recommended candidates’ name, biographical data and qualifications. The Nominating and Governance Committee will consider all candidates submitted by shareholders within the time period set forth specified under “Other Proxy Matters — Information About Our 2011 Annual Meeting” below.

•	The Nominating and Governance Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above.

•	The nominee(s) are nominated by the Supervisory Board.
Related Person Transactions
     Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our executive officers, to our general counsel. We identify such transactions by distributing questionnaires annually to each of our directors, officers and employees.
     In deciding whether to approve a related person transaction the following factors may be considered:
•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

•	the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties;

•	the business advantage the Company would gain by engaging in the transaction; and

•	an analysis of the significance of the transaction to the Company and to the related party.
     To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.
     There were no transactions that occurred during fiscal year 2009 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Compensation Committee Interlocks and Insider Participation
     During 2009, no executive officer served as:
•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee;

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.
Joseph R. Perna, a member of our Compensation Committee, was an officer of our Company until his retirement on March 1, 1998, more than twelve years ago.

Communications with Directors; Website Access to Our Corporate Documents
     Shareholders or other interested parties can contact any Supervisory Director or committee of the Board of Supervisory Directors by directing correspondence to them in care of Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
     Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters of our Supervisory Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department.
     We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. These reports are available free of charge through our website as soon as reasonably practicable after they are filed electronically with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. Materials we file with the SEC may also be read and copied at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC. Our 2009 Annual Report on Form 10-K included the required Section 302 certifications.
Dutch Corporate Governance Code
     The Dutch Code contains principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions. Listed Dutch N.V. companies are required to disclose in their annual report and accounts how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management Board has reviewed the Dutch Code and generally agrees with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in The Netherlands, located at Herengracht 424, 1017 BZ Amsterdam and on our Internet site at www.corelab.com for a discussion of our compliance with the Dutch Code.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     Our executive compensation program is designed to create strong financial incentive for our officers to increase revenues, profits, operating efficiency and returns, which we expect to lead to an increase in shareholder value. Our Compensation Committee’s principal functions include conducting periodic reviews of the compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Supervisory Directors. Our executive compensation program includes five primary elements. Three of the elements are performance-oriented and, taken together, all constitute a flexible and balanced method of establishing total compensation for our senior executive officers. The elements are a) base salary, b) annual incentive plan awards, c) stock-based compensation, d) benefits and e) severance/change-in-control compensation.
Compensation Philosophy
     The following objectives guide the Compensation Committee in its deliberations regarding executive compensation matters:
•	Provide a competitive compensation program that enables us to retain key executives and Supervisory Board members;

•	Ensure a strong relationship between our performance results and those of our segments and the total compensation received by an individual;

•	Balance annual and longer term performance objectives;

•	Encourage executives to acquire and retain meaningful levels of common shares; and

•	Work closely with the Chief Executive Officer to ensure that the compensation program supports our objectives and culture.
     We believe that the overall compensation of executives should be competitive with the market in which we compete for executive talent. This market consists of both the oilfield services industry and other service-based industries in which we compete for executive talent. In determining the proper amount for each compensation element, we review publicly available compensation data, as well as the compensation targets for comparable positions at similar corporations within these industries. We also consider the need to maintain levels of compensation that are fair among our executive officers given differences in their respective responsibilities, levels of accountability and decision authority. The Compensation Committee generally focuses on compensation structures designed to reflect the market median. We believe that maintaining compensation at or near the median of our peer group minimizes competitive disadvantage while at the same time fairly compensating our executive officers for meeting our corporate goals. The Compensation Committee uses a range of compensation targets so as to respond better to changing business conditions, manage salaries and incentives more evenly over an individual’s career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive’s total compensation to accomplishing specific, measurable results based on both company and individual performance intended to create value for shareholders in both the short and long-term. Only executives with performance exceeding established targets may significantly exceed the market median in total compensation due to incentive compensation.
Role of our Executive Officers in Establishing Compensation
     Our Chief Executive Officer provides recommendations to the Compensation Committee in its evaluation of our executive officers, including recommendations of individual cash and equity compensation levels for executive officers. Mr. Demshur relies on his personal experience serving in the capacity of Chief Executive Officer with respect to evaluating the contribution of our other executive officers as well as publicly available information for comparable compensation guidance as the basis for his recommendations to the Compensation Committee. Mr.

Elvig, our Vice President, General Counsel and Secretary, attended the Compensation Committee’s 2009 meeting and acted as secretary of that meeting for the purpose of keeping minutes. However, Mr. Elvig was not present during Compensation Committee deliberations and voting pertaining to the determination of his own compensation.
Role of Consultant
     Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. In fiscal 2007, the Compensation Committee retained Stone Partners, a compensation consulting firm, to advise the Compensation Committee regarding analysis of cash compensation for our executives. The Compensation Committee requested that Stone Partners assess the proposed base salaries and target annual incentive compensation for each executive officer. Stone Partners advised the Compensation Committee that based on our current revenues and the level and responsibilities of each position, the proposed base salaries and targeted annual cash compensation were consistent with the external market median of the benchmarked data. See “— Benchmarking” below. The Compensation Committee did have the assistance of a compensation consulting firm in fiscal 2008 for certain benchmarking and review of compensation trends. Other than services provided in selecting the peer group of companies to be used for compensation purposes, the Compensation Committee did not retain services for executive compensation consulting from Stone Partners in fiscal 2009 to advise the Committee on cash compensation analysis for our executives.
Benchmarking
     The Compensation Committee periodically retains Stone Partners as compensation consultant to assist in the Compensation Committee’s compensation determinations. Stone Partners reports to, and acts at the direction of, the Compensation Committee. The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. In addition, the Compensation Committee reviews proxy statement data from a peer group of companies.
Selecting the Peer Group
     The Compensation Committee, with the assistance of Stone Partners, has developed a peer group of companies to be used for compensation purposes. The peer group consists of publicly traded oilfield services companies comparable in size to our company in terms of annual revenues and the value of ongoing operations.
     The Compensation Committee periodically reviews the composition of our compensation peer group and reviews the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate compensation levels for our executives. For 2009, the Compensation Committee reviewed the peer companies based on industry, revenue, market cap and assets and the following companies comprise our compensation peer group for the fiscal year ended 2009:

CARBO Ceramics Inc.	Helix Energy Solutions Group, Inc	Oil States International Inc.

Dresser-Rand Group Inc.	Newpark Resources Inc.	Superior Energy Services Inc.

Global Industries Ltd.	Oceaneering International, Inc.	Tidewater Inc.
Elements of Compensation
     Base Salary. Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target base salaries to result in annual salaries at approximately the market median of our peer group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:
•	the individual’s experience and background;

•	the individual’s performance during the prior year;

•	the benchmark salary data;

•	the general movement of salaries in the marketplace; and

•	our financial and operating results.
     As a result of these factors, a particular executive’s base salary may be above or below the targeted median at any point in time. For 2009, Messrs. Demshur, Bergmark and Davis were awarded a 4% merit increase in their 2008 base salaries, subject however to the discretion of the Board Chairman to implement at such time as he deemed appropriate. The new approved salary levels for 2009 base salaries were as follows: Mr. Demshur, $682,000; Mr. Bergmark, $416,000 and Mr. Davis, $406,000; however, in consideration of the economy, their base salaries remained at the 2008 level throughout 2009 as follows: Mr. Demshur, $656,000; Mr. Bergmark, $400,000 and Mr. Davis, $390,000. For 2010, the Compensation Committee has approved an increase in base salaries for our executives as follows: Mr. Demshur, $700,000; Mr. Bergmark, $425,000 and Mr. Davis, $415,000.
     Non-Equity Incentive Compensation. The Compensation Committee determines the terms under which the annual incentive compensation will be paid to executive officers. The purpose of these awards is to:
•	Share our success with employees;

•	Provide a financial incentive to focus on specific performance targets;

•	Reward employees based on individual and team performance;

•	Promote a sense of shared accomplishment among employees; and

•	Encourage employees to continually improve our financial and operating performance and thereby create shareholder value.
     Under our annual incentive plan, the Compensation Committee has the discretion to set goals and objectives that it believes are consistent with creating shareholder value, including financial measures, operating objectives, growth goals and other measures. The Compensation Committee also considers individual achievement. The Compensation Committee designs these awards so that cash incentive compensation will approximate the market median when individual and corporate strategic objectives are achieved and will exceed the market median when performance plans are exceeded. Annual incentive awards are designed to put a significant portion of total compensation at risk.
     For fiscal 2009, the Compensation Committee determined that the annual incentive compensation for the executives will be at the discretion of the Committee, provided that the Company attains certain minimum EPS results for the year and that any payouts under the program be based upon market benchmarked multiples of annual salary. For 2009, the minimum EPS that must have been attained was $4.47 per share before any discretionary incentive award could be made. Further, any such award was set at a maximum of 1.5 times annual salary for Mr. Demshur and 1.0 times salary for both Messrs. Bergmark and Davis.
     For fiscal 2010, the Compensation Committee has determined that the annual incentive compensation should still be at the discretion of the Committee, provided that the Company attains certain minimum EPS results for the year and that any payouts under the program be based upon market benchmarked multiples of annual salary. For 2010, the minimum EPS that must be attained is $5.32 per share and the Committee has approved an increase in the benchmarked multiple of annual salary to a maximum of 1.75 times annual salary for Mr. Demshur and 1.25 times annual salary for both Messrs. Bergmark and Davis.
     Under the annual incentive plan, the maximum award opportunity is established as a percentage of salary for each executive officer based upon a review of the competitive data for that officer’s position, level of responsibility and ability to impact our financial success. The Supervisory Board has approved an amendment to Messrs. Demshur’s, Bergmark’s and Davis’ employment agreements, such that each of Messrs. Demshur, Bergmark and Davis is entitled to receive amounts of up to 175%, 125% and 125% of base salary, respectively. We believe these amounts are consistent with those provided to similarly situated executives by companies in our peer group.

     Execution of our business strategy in 2009 was focused on maximizing returns on invested capital and generating free cash flow which ultimately provided shareholder returns which outperformed our industry. As a result, our diluted earnings per share were $4.87, which exceeded our minimum performance target for 2009 of $4.47 per share. Based upon this performance in 2009, our three executives were awarded bonuses as follows: Mr. Demshur, $600,000; Mr. Bergmark, $250,000 and Mr. Davis $250,000.
     Equity Incentive Compensation. We currently administer long-term incentive compensation awards through our LTIP. Specifically, we encourage share ownership by awarding long-term equity incentive awards under programs, consisting of the Restricted Share Award Program, or “RSAP”, and the Performance Share Award Program, or “PSAP”. We believe that widespread common share ownership by key employees is an important means of encouraging superior performance and employee retention. Our equity-based compensation programs encourage performance and retention by providing additional incentives for executives to further our growth, development and financial success by personally benefiting through the ownership of our common shares and/or rights, which recognize growth, development and financial success over a longer time horizon.
     We use restricted share grants as our primary form of equity compensation, which we believe are a stronger motivational tool for our employees. Restricted share awards provide some value to an employee during periods of stock market volatility, whereas other forms of equity compensation, such as stock options, may have limited perceived value and may do little to retain and motivate employees when the current value of the company’s stock is less than the option price. Currently, our long-term equity incentive compensation is exclusively in the form of restricted shares and performance restricted shares.
     The Equity Awards Subcommittee, a subcommittee of our Compensation Committee, based on recommendations from our Chief Executive Officer, determines the amount and terms of our long-term incentive awards by periodically reviewing competitive market data and each executive’s long-term past performance, ability to contribute to our future success, and time in the current job. The subcommittee takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor that is used when determining subsequent grants to an executive officer. The subcommittee considers the foregoing factors together and subjectively determines the appropriate magnitude of the award. As a result of the three named executive officers declining equity based awards in 2009, equity incentives were not part of their total compensation.
     The subcommittee awards restricted shares and performance restricted shares that vest over a period of years. Restricted share awards vest based on an employee’s continued employment over a period of time. The subcommittee determines the appropriate length of the vesting period which for most restricted shares is at a rate of 1/6 per year over a period of six years. Performance restricted shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives.
     We have no program, plan or practice to time the grant of restricted shares or performance shares to executives in coordination with material non-public information.
     Restricted Share Award Program. In 2009, Messrs. Demshur, Bergmark and Davis, at their request, were not granted a Restricted Share award. Restricted Share awards are subject to continued employment, and one-sixth of the shares vest each year for six years on the anniversary of the date of grant. Full vesting will occur if an executive officer’s employment is terminated because of death or disability or upon the occurrence of a change in control if the executive officer has been continuously employed by us from the date of the grant until the change in control. No performance accelerators for early vesting exist within this award. Compensation expense relating to these awards, which we recognized for financial accounting purposes during fiscal 2009, is reflected in footnote 1 to the Summary.
     Our named executive officers declined equity based awards for 2009 in order to allow for additional grants of equity based awards to other employees. For 2009, 123,550 shares of restricted stock were awarded to 268 employees. Restricted stock awards may also be made to new hires as an inducement to attract candidates.
     In 2010, Messrs. Demshur, Bergmark and Davis, at their request again, will not be granted a Restricted Share award.

     Performance Share Award Program. Under the PSAP, our executive officers are awarded rights to receive a pre-determined number of common shares if certain performance targets are met, as defined in the applicable agreements for the respective three-year period. The following discussion relates to the PSAP awards granted in 2010.
     2010 PSAP Awards. On April 1, 2010, we made grants of 45,000 performance shares to our executive officers and others at the discretion of Chief Executive Officer for 2010. Assuming the recipient’s continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that begins on January 1, 2010 (the “performance period”).
     The restricted performance shares are unvested and may not be sold, assigned, or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. Subject to certain exceptions described below, the restricted performance shares will vest assuming a recipient’s continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved. The restricted performance shares will vest only upon the Company’s return on invested capital being in the top decile of the Company’s peers as published by Bloomberg at the end of the performance period and the shares shall fully vest if that criterion is met. If it is not met, then no shares shall vest and the award shall be forfeited.
     In the event of an award recipient’s death or disability prior to the last day of the performance period, his or her restricted performance shares will vest as described above. If an award recipient’s service with us terminates (other than for death or disability) prior to the last day of the performance period, his or her restricted performance shares will be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2007 Long-Term Incentive Plan) prior to the last day of the performance period and while the award recipient is in our service (or in the event of a termination of the award recipient’s service upon such change in control), all of the award recipient’s restricted performance shares will vest as of the effective date of such change in control.
     Health and Welfare Benefits. We offer a standard range of health and welfare benefits to all employees, including our executive officers. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our executive officers.
     401(k). We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the Internal Revenue Code of 1986, as amended (the “Code”). We match employee contributions under this plan up to the first 4% of the participant’s contribution and may make additional discretionary contributions. For plan year 2009, we contributed an additional 1% of the admissible compensation for each eligible employee, including our executive officers, into the plan to acknowledge the outstanding efforts of our employees. We have not yet determined the amount of such discretionary contributions for 2010.
     Deferred Compensation Plan. Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including all executive officers, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.
     The employer matching contributions vest at a rate of 20% per year over a period of 5 years. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a change in control. Employer contributions under the plan are forfeited upon a participant’s termination of employment to the extent they are not vested at that time.
     Supplemental Executive Retirement Plans. In 1998, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted a Supplemental Executive Retirement Plan, referred to as the “Group SERP,” for the benefit of certain key employees and outside directors. The Group

SERP was established to provide additional retirement income for certain of our then-executive officers and death benefits to the officers’ designated beneficiaries as a reward for the executive officer’s prior contributions and future efforts to our success and growth. Richard Bergmark, David Demshur and Joseph Perna, a former officer and current director, participate in the Group SERP. Please read “Information About Our Executive Officers and Executive Compensation — Pension Benefit Plans — Group SERP” for more information about the Group SERP.
     In 1999, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted a Supplemental Executive Retirement Plan for Monty L. Davis, which is referred to as the “Individual SERP.” The terms of the Individual SERP are similar to that of the Group SERP except that the amount of the retirement benefit is determined using a formula that takes into consideration the participant’s compensation, years of employment, and a five-year vesting schedule. Please read “Information About Our Executive Officers and Executive Compensation — Pension Benefit Plans — Individual SERP” for more information about the Individual SERP.
     Other Perquisites and Personal Benefits. We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed above.
     We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.
Executive Compensation Policies
     Share Retention Guidelines. We suggest that each executive and senior manager own our common shares equal in value to at least one times that person’s annual base salary. Alignment with shareholder interests is reflected in current stock ownership among the named executive officers, the value of which ranges from approximately 44 to 76 times annual base salary based on the closing price of our common stock on December 31, 2009, as reflected in the beneficial ownership table provided in “Ownership of Securities — Securities Ownership by Certain Beneficial Owners and Management.” They reflect a significant personal investment in us by the same executives responsible for determining the future success of the organization and the return to shareholders.
     Securities Trading Policy. We prohibit officers and certain other managers from trading our securities on the basis of material, non-public information or “tipping” others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If the manager does not have inside information that is material to the business, the officer or manager may trade immediately following quarterly earnings press releases during an Allowed Trading Window. Any exceptions must be requested in writing and signed by one of the following persons: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or General Counsel. Any derivative transaction which effectively shifts the economic risk of ownership to a third party is not allowed at any time by these officers and certain other managers unless approved by the Compensation Committee.
     Deductibility of Compensation over $1 million. Section 162(m) of the Internal Revenue Code imposes a limit of $1 million, unless compensation is performance based or another exception applies, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its chief executive officer and each of its four other most highly compensated executive officers. Although we have not yet finalized our 2009 tax return, we expect that this limit may apply to certain deductions in the 2009 tax return.
Employment Agreements and Change in Control Agreements
     We maintain employment agreements with our three executive officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this proxy statement. Please read “Information About Our Executive Officers and Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” These agreements provide for severance compensation to be paid if the employment of the executives is terminated under certain conditions, such as following a change in control, termination by Messrs. Demshur, Bergmark or Davis for any reason or termination by us for any reason other than upon their death or disability, for “cause” or upon a material breach of a material provision of his employment agreement, each as defined in the agreements.

     The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:
     Change in Control. As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. We provide severance compensation if an executive’s employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stockholders even though their employment could be terminated as a result of the transaction.
     Termination without Cause. If we terminate the employment of an executive officer without cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts as described in greater detail in “Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated executive is bound by confidentiality, nonsolicitation and non-compete provisions covering two years after termination and because we and the executive have a mutually agreed to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders’ best interests.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Executive Officers
     As of December 31, 2009, our executive officers consisted of David M. Demshur, Richard L Bergmark and Monty L. Davis. Biographical information regarding Messrs. Demshur and Bergmark can be found in “Information About Our Supervisory Directors and Director Compensation — Board of Supervising Directors.” The following biography describes the business experience of Mr. Davis. Our executive officers are not Managing Directors of our Company for purposes of Dutch law.
     Monty L. Davis, who is 55 years of age, joined Western Atlas International in 1977, holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East from 1983 to 1987, Core Laboratories Division Vice President of Finance from 1987 to 1991, and Atlas Wireline Division vice president of finance and administration from 1991 to 1993. In 1993, Mr. Davis left Western Atlas International and joined Bovar Inc. of Calgary, Canada, an environmental waste disposal company, as chief financial officer. From 1994 to 1995 he served as chief operating officer and from 1995 to 1998 he served as president and chief executive officer of Bovar Inc. Mr. Davis rejoined our Company as Senior Vice President in 1998, and in 1999 was promoted to Chief Operating Officer, the position he currently holds.

Summary Compensation
     The following table summarizes, with respect to our Chief Executive Officer and each of our other named executive officers as of December 31, 2009, information relating to the compensation earned for services rendered in all capacities during fiscal years 2007, 2008, and 2009.
Summary Compensation for the Years Ended December 31, 2007, 2008 and 2009

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
			Stock	Incentive Plan	Compensation		All Other
Name and		Salary	Awards	Compensation	Earnings		Compensation	Total
Principal Position	Year	($)	($)(1)	($)	($)		($)(4)	($)
David M. Demshur	2009	656,000	—	600,000	184,000	(3)	9,973	1,449,973
President and Chief	2008	656,000	—	984,000	777,000	(3)	9,355	2,426,355
Executive Officer	2007	625,000	—	— (2)	352,000	(3)	9,164	986,164

Richard L. Bergmark	2009	400,000	—	250,000	184,000	(3)	9,981	843,981
Executive Vice President,	2008	400,000	—	400,000	774,000	(3)	9,366	1,583,366
Chief Financial Officer and Treasurer	2007	380,000	518,496	— (2)	354,000	(3)	9,183	1,261,679

Monty L. Davis	2009	390,000	—	250,000	110,000	(3)	9,977	759,977
Chief Operating Officer	2008	390,000	—	390,000	461,000	(3)	6,663	1,247,663
and Senior Vice President	2007	370,000	518,496	— (2)	214,000	(3)	9,177	921,673

(1)	The amounts included in the “Stock Awards” column include the aggregate grant date fair value of the equity-based awards granted during 2007, 2008 and 2009, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal years ended December 31, 2007, 2008 and 2009 included in our annual reports on Form 10-K. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the material features of these awards.

(2)	For 2007, based on non-discretionary performance measures, Messrs. Demshur, Bergmark and Davis were entitled to receive non-equity incentive compensation of $703,125, $285,000 and $277,500, respectively, however, elected not to accept such payment so that the incentive could be paid to our other employees. Calculated based on 2007 year-end base salaries of: Demshur—$625,000; Bergmark—$380,000; and Davis—$370,000.

(3)	The change in pension value during 2007, 2008 and 2009 for each of our named executive officers was: Demshur—$352,000, $777,000 and $184,000; Bergmark—$354,000, $774,000 and $184,000; Davis—$214,000, $461,000 and $110,000; No amounts are attributable to nonqualified deferred compensation earnings. The changes in pension value for 2008 were the result of changes in the underlying actuarial assumptions and were not the result of additional contributions.

(4)	No executive officer received perquisites in excess of $10,000 in fiscal 2007, 2008 or 2009.
All Other Compensation from Summary Compensation Table
     The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

		Core 401(k)	Company-Owned
		Contributions	Life Insurance(1)	Total
Name	Year	($)	($)	($)
David M. Demshur	2009	9,800	173	9,973
	2008	9,200	155	9,355
	2007	9,000	164	9,164

Richard L. Bergmark	2009	9,800	181	9,981
	2008	9,200	166	9,366
	2007	9,000	183	9,183

Monty L. Davis	2009	9,800	177	9,977
	2008	6,500	163	6,663
	2007	9,000	177	9,177

(1)	The amounts shown reflect premiums we pay for life insurance coverage for our executive officers, which insurance payments will be used to assist us with providing death benefits under the deferred compensation plan.
Grants of Plan-Based Awards
     No grants of plan-based awards were awarded to our Chief Executive Officer or executive officers in the last completed fiscal year under any plan.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.
     Employment Agreements.
     David M. Demshur. Mr. Demshur serves as our President and Chief Executive Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur’s employment agreement entitles him to an original base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150%, which the Supervisory Board has approved to increase to 175% effective for 2010, of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis — Non-Equity Incentive Compensation.” The employment agreement provides that Mr. Demshur is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.
     Richard L. Bergmark. Mr. Bergmark serves as our Chief Financial Officer and Treasurer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Bergmark’s employment agreement entitles him to an original base salary of $236,250, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 100%, which the Supervisory Board has approved to increase to 125% effective for 2010, of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis — Non-Equity Incentive Compensation.” The employment agreement provides that Mr. Bergmark is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.
     Monty L. Davis. Mr. Davis serves as our Chief Operating Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Davis’ employment agreement entitles him to an original base salary of $231,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 100%, which the Supervisory Board has approved to increase to 125% effective for 2010, of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis — Non-Equity Incentive Compensation.” The employment agreement provides that Mr. Davis is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.
     Restricted Share Award Program. In 2009, the subcommittee granted 123,550 restricted shares to employees under the RSAP program, none of which were to named executive officers. In April 2008, the subcommittee granted 124,950 restricted shares to employees under the RSAP program, none of which were to named executive officers. On March 1, 2007, the subcommittee granted 74,900 restricted shares to employees under the RSAP program, none of which were to named executive officers. Subject to continued employment with us, these shares vest in the amount of 1/6th of each grant on each of the six annual anniversaries of the date of grant. Full vesting will occur, however, if an employee’s employment with us is terminated by reason of death or disability or if an employee continues in our employment until the date upon which a change in control occurs. For 2010, the subcommittee has authorized 100,000 shares for in-cycle grants and an additional 10,000 shares for out-of-cycle grants for retention and recruitment purposes, and it is anticipated such in-cycle grants will be awarded with an effective date of August 1, 2010.
     Executive Restricted Share Matching Program. In order to vest in the Restricted Gross-up Shares, a participant generally must have remained in our employment until June 1, 2007 and maintain continuous ownership until such date of (a) the equivalent number of shares the participant initially purchased in order to receive the original restricted matching share award plus (b) a number of the shares received in the restricted matching share award (which number of shares is generally equal to all of the shares included in the restricted matching share award less a percentage of such shares surrendered by the participant to pay applicable taxes upon their vesting). At June 1, 2007 all of the Restricted Gross-up Shares vested pursuant to the terms of the Executive Restricted Share Matching Program.
     Pension Benefit Plans. For a description of our Supplemental Executive Retirement Plans, please read “—Pension Benefit Plans” below.
Outstanding Equity Awards at Fiscal Year End
     The following table provides information concerning stock that has not vested, and equity incentive plan awards for our Chief Executive Officer and each of our other executive officers as of the end of our last completed fiscal year. None of our executive officers held unexercised options as of the end of our last completed fiscal year.
Outstanding Equity Awards at December 31, 2009

	Number of Shares or	Market Value of Shares
	Units of Stock That	or Units of Stock That
	Have Not Vested	Have Not Vested
Name	(#)	($)
David M. Demshur	—	—
Richard L. Bergmark	7,400 (1)	874,088
Monty L. Davis	7,400 (1)	874,088

(1)	Consists of restricted shares remaining unvested which were granted to each named executive officer in 2006 and 2007. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table — Restricted Share Award Program” and “—Executive Restricted Share Matching Program” for a description of the vesting terms of these awards.
Option Exercises and Stock Vested
     The following table provides information concerning each exercise of stock option and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our executive officers.

Stock Vested for the Year Ended December 31, 2009

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)
David M. Demshur	—	—
Richard L. Bergmark	2,100	166,270
Monty L. Davis	2,100	166,270
Pension Benefit Plans
     The following table provides information on our executive officers’ pension benefit plans as of December 31, 2009, including, with respect to each executive officer, the number of years credited under the applicable plan, the actuarial present value of the accumulated pension benefit and the dollar amount of any payments received during the year ended December 31, 2009.
Pension Benefit Plans as of December 31, 2009

		Number of Years	Present Value of	Payments
		Credited Service	Accumulated Benefit	During 2009
Name	Plan Name	(#)	($)	($)
David M. Demshur	Group SERP	N/A	3,209,000	—
Richard L. Bergmark	Group SERP	N/A	3,295,000	—
Monty L. Davis	Individual SERP	25.0	1,940,000	—
     Group SERP. In 1998, we adopted the Core Laboratories Supplemental Executive Retirement Plan, which we refer to as the “Group SERP,” for the benefit of certain key employees and outside directors. The Group SERP was subsequently amended in 1999, 2001, 2002, 2003 and 2007. The Group SERP was established to provide additional retirement income to the participants and death benefits to the participants’ designated beneficiaries as a reward for the participants’ contributions to our success and growth. Richard L. Bergmark, David M. Demshur and Joseph Perna, a former employee and current director, participate in the Group SERP. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the participant’s retirement date (which is the later of the participant’s termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant’s death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant’s designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant’s benefit under the Group SERP is fully vested and fully accrued. Each participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount will be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant’s retirement. Benefits under the Group SERP may be forfeited only in the event of a participant’s termination for cause (defined as the participant’s conviction of a felony or a misdemeanor involving moral turpitude).
     Individual SERP. In 1999, we adopted the Core Laboratories Supplemental Executive Retirement Plan for Monty L. Davis, which we refer to as the “Individual SERP.” The Individual SERP provides the participant an annual retirement benefit, which begins on the participant’s retirement date (which is the later of the participant’s termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant’s death. The annual retirement benefit is equal to 2% of the participant’s final average pay (defined below) for each year of credited service (not to exceed 25 years of credited service). In the event of a change in control while the executive is employed by us or the involuntary termination of the executive’s employment without cause within six months prior to a change in control, Mr. Davis will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant’s designated beneficiary is entitled to the retirement benefit described above each year until such payments have been made for an aggregate of 15 years to both the participant and his designated beneficiary. In the event that a participant dies before his retirement date, his designated beneficiary will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000 for 15 years. Additionally, the participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount would be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant’s retirement. A participant will forfeit his interest in an Individual SERP if he is terminated for cause (defined as the participant’s conviction of a felony or a misdemeanor involving moral turpitude).
     A participant’s “final average pay” for purposes of calculating the annual retirement benefit under an Individual SERP is the average of the participant’s annual base salary for the five consecutive calendar years immediately preceding the calendar year in which occurs the earlier of the participant’s death or termination of employment. In the event a change in control occurs (as defined in the Individual SERP), “final average pay” is the greater of (x) the amount determined above, and (y) the participant’s annual base salary for the five consecutive calendar years immediately preceding the calendar year in which the change in control occurs.
     We have purchased insurance coverage on the lives of Messrs. Demshur, Bergmark, Perna and Davis to assist us in providing benefits under the Group SERP and the Individual SERP (collectively, the “SERPs”). We are the owner and beneficiary of the insurance coverage for which all of the Group SERP and the Individual SERP premiums are fully paid. Based on actuarial calculations, the benefits paid to us under the insurance policies should be sufficient to cover the costs of the SERPs’ benefits for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of other general assets to absorb any shortfall.
Nonqualified Deferred Compensation
     The following table provides information relating to our executive officers’ benefits in the nonqualified deferred compensation plans, including, with respect to each executive officer, the aggregate contributions made by such executive officer during the year ended December 31, 2009, the aggregate contributions made by the company during the year ended December 31, 2009, on behalf of the executive officer, the aggregate interest or other earnings accrued during the year ended December 31, 2009, the aggregate value of withdrawals and distributions to the executive officer during the year ended December 31, 2009 and balance of account as of December 31, 2009.
Nonqualified Deferred Compensation for the Year Ended December 31, 2009

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions	Contributions in	Aggregate Earnings	Withdrawals/	at December 31,
	in 2009	2009	(Losses) in 2009	(Distributions)	2009
Name	($)	($)	($)	($)	($)
David M. Demshur	77,710	21,547	(555,340)	0	2,603,322
Richard L. Bergmark	13,230	9,230	(123,660)	0	364,299
Monty L. Davis	37,500	12,300	(168,774)	0	660,521
     Since 2006, the employer has made matching contributions on all participant salary reduction deferrals to the plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Code. Distributions of a participant’s plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a “key employee,” distributions must be delayed for six months. A participant’s plan benefits include the participant’s deferrals, the vested portion of the employer’s contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the employer, an additional $50,000 life insurance benefit will also be paid under the plan to the participant’s beneficiary. The plan was amended in 2008 to comply with the American

Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan. For additional information, see “Elements of Compensation — Deferred Compensation Plan.”
Potential Payments Upon Termination or Change in Control
     We have entered into certain agreements and maintain certain plans that will require us to provide compensation and/or benefits to our named executive officers in the event of a termination of employment or a change in control of the Company. The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2009, and thus includes amounts earned through that date. The tables below provide estimates of the compensation and benefits that would be provided to the executives upon their termination of employment; however, in the event of an executive’s separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.
     Employment Agreements
     The Demshur, Bergmark and Davis Employment Agreements
     Messrs. Demshur, Bergmark and Davis have employment agreements which include provisions governing the payment of severance benefits if employment is terminated by the executive for any reason or by the Company for any reason other than (1) death or disability, (2) for cause, or (3) the executive’s material breach of a material provision of the employment agreement. In such event, our executive severance benefits will be comprised of:
     (a) the payment of a lump-sum amount equal to the sum of:
•	200% of his base salary as in effect immediately prior to the termination; and

•	two times 45% of the maximum annual incentive bonus he could have earned pursuant to his employment agreement;
     (b) provision of a benefits package for the executive and his spouse and dependent children consisting of medical, hospital, dental, disability and life insurance benefits at least as favorable as those benefits provided to the executive and his spouse and dependent children immediately prior to termination, for as long as the executive and his spouse or dependent children are living;
     (c) the provision of outplacement services at a cost not to exceed 100% of the executive’s annual base salary as in effect immediately prior to the termination;
     (d) the full and immediate vesting and exercisability of all of his outstanding stock options, which options shall remain exercisable for the greater of (1) three months following such termination, or (2) the period provided in the plan or plans pursuant to which such stock options were granted.
     For purposes of calculating the lifetime medical benefits, we assume the following:
•	a discount rate of 6.25%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2009 Applicable Mortality Table for Lump Sums under the Pension Protection Act of 2006 (PPA);

•	a current medical trend of 8.20% per annum, decreasing in accordance with a schedule over time to 6.00% in 2012 and 5.40% in 2033;

•	that medical benefits are to be coordinated with Medicare such that premiums will be reduced by 50% for ages 65 and older; and

•	that the health plan is fully insured and community rated and will continue to be so in the future.
     For purposes of calculating the welfare benefits, we assume the following:

•	the basic life insurance benefit was valued as a whole life premium at discount rate of 5%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2009 Applicable Mortality Table for Lump Sums under PPA;

•	the accidental death and disability coverage was valued as 11.3% of the value of basic life insurance benefit, per the current premium ratio and this benefit was assumed to continue beyond age 65; and

•	the long-term disability premium was escalated to 4% at age 65, reflecting the age-related incidence of disability as well as increased administrative costs; no value is attributed to the benefit beyond age 65, as long-term disability coverage is rarely available once employment ends.
     If the executive’s employment is terminated as a result of death or disability, the executive (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clause (b) and (d) above.
     If the executive’s employment is terminated for any reason within three years following a change in control, the executive will be entitled to the same benefits described above except that certain outstanding stock options shall remain exercisable for the greater of (i) one year following such termination, or (ii) the period provided in the plan or plans pursuant to which such stock options were granted, and the lump-sum payment described in clause (a) above shall be equal to three times the sum of:
•	his base salary as in effect immediately prior to his termination of employment; and

•	the greater of (A) 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract for the year in which his employment terminates or (B) the highest annual bonus he received in the three fiscal years ending prior to the fiscal year in which occurred the change in control.
     The employment agreements generally use the following terms:
     “Cause” means the executive has been convicted of any felony or a misdemeanor involving moral turpitude.
     “Change in Control” means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Supervisory Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Board of Directors the results of which are that fewer than a majority of the supervisory directors are incumbent directors.
     Each executive’s employment agreement contains a standard confidentiality and nonsolicitation provision and requires that the executive not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason, or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.
     Upon a change in control, our executive officers may be subject to certain excise taxes pursuant to Section 4999 of the Code (which imposes a 20% excise tax on certain excess parachute payments). In such case, we have agreed to pay each of our executive officers a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, the executive officer retains an amount sufficient to pay all excise taxes pursuant to Section 4999 of the Code.

     The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. For purposes of the gross-up calculations, we have assumed that (1) no amounts will be discounted as attributable to reasonable compensation, (2) all cash severance payments are contingent on a change in control (although we believe there may be a viable position to the contrary with respect to at least a portion of the cash severance payments), and (3) we could rebut the presumption required under applicable regulations that the restricted shares granted in 2008 were contingent upon a change in control.
     The tax gross-up payment described above will be payable to the executive for any excise tax incurred under Section 4999 of the Code regardless of whether his employment is terminated. However, the amount of the gross-up payment will change based upon whether the executive’s employment with us is terminated because the amount of compensation subject to the Section 4999 excise tax will change.
     The tables below reflect the amount of compensation that would be payable to each of the named officers in various scenarios involving termination of the named officer’s employment, including following a change in control. The amount of compensation payable to each named officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named officer is shown below. The amounts shown assume that the termination was effective on December 31, 2009 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2009 and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the officer’s separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table.
David M. Demshur

					Termination
	Voluntary		Involuntary		related
	Termination	Early	Not For Cause	For Cause	to Change-in-	Disability
	on	Retirement on	Termination	Termination on	Control	on	Death on
	12/31/2009	12/31/2009	on 12/31/2009	12/31/2009	on 12/31/2009	12/31/2009	12/31/2009
Compensation:
Severance	$1,312,000	$1,312,000	$1,312,000	$—	$1,968,000	$—	$—
Short-term Incentive	$885,600	$885,600	$885,600	$—	$2,952,000	$—	$—
Long-term Incentives:
Unvested and Accelerated Restricted Share Award Program	$—	$—	$—	$—	$—	$—	$—
Benefits & Perquisites:
Health and Welfare Benefits	$317,300	$317,300	$317,300	$—	$317,300	$317,300	$317,300
Outplacement Services	$656,000	$—	$656,000	$—	$656,000	$—	$—
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—	$—

Total	$3,170,900	$2,514,900	$3,170,900	$—	$5,893,300	$317,300	$317,300

Richard L. Bergmark

					Termination
	Voluntary		Involuntary Not For	For Cause	related to
	Termination on	Early Retirement on	Cause Termination	Termination on	Change-in-Control	Disability on
	12/31/2009	12/31/2009	on 12/31/2009	12/31/2009	on 12/31/2009	12/31/2009	Death on 12/31/2009
Compensation:
Severance	$800,000	$800,000	$800,000	$—	$1,200,000	$—	$—
Short-term Incentive	$360,000	$360,000	$360,000	$—	$1,200,000	$—	$—
Long-term Incentives:
Unvested and Accelerated Restricted Share Award Program	$—	$—	$—	$—	$874,088	$874,088	$874,088
Benefits & Perquisites:
Health and Welfare Benefits	$321,100	$321,100	$321,100	$—	$321,100	$321,100	$321,100
Outplacement Services	$400,000	$—	$400,000	$—	$400,000	$—	$—
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—	$—

Total	$1,881,100	$1,481,100	$1,881,100	$—	$3,995,188	$1,195,188	$1,195,188

Monty L. Davis

					Termination
	Voluntary		Involuntary Not For	For Cause	related to
	Termination on	Early Retirement on	Cause Termination	Termination on	Change-in-Control	Disability on
	12/31/2009	12/31/2009	on 12/31/2009	12/31/2009	on 12/31/2009	12/31/2009	Death on 12/31/2009
Compensation:
Severance	$780,000	$780,000	$780,000	$—	$1,170,000	$—	$—
Short-term Incentive	$351,000	$351,000	$351,000	$—	$1,170,000	$—	$—
Long-term Incentives:
Unvested and Accelerated Restricted Share Award Program	$—	$—	$—	$—	$874,088	$874,088	$874,088
Benefits & Perquisites:
Health and Welfare Benefits	$311,300	$311,300	$311,300	$—	$311,300	$311,300	$311,300
Outplacement Services	$390,000	$—	$390,000	$—	$390,000	$—	$—
Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$—	$—

Total	$1,832,300	$1,442,300	$1,832,300	$—	$3,915,188	$1,185,388	$1,185,388

     Nonqualified Deferred Compensation Plan.
     See the Nonqualified Deferred Compensation Table and subsequent narrative discussion for a description of the benefits payable to the named executive officers under the Nonqualified Deferred Compensation Plan upon death or separation from service, and in connection with a change in control.
     Supplemental Executive Retirement Plans.
     Please see the Pension Benefits Table and narrative that follows the table for a discussion of the benefits payable to the named executive officers under the Group SERP and the Individual SERP upon death or separation from service, and in connection with a change in control. As described in the Pension Benefits Table, if a participant in the Group SERP or an Individual SERP made a timely election, he would be entitled to receive a lump sum payment upon a change in control of the Company equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant’s retirement.
     Restricted Share Award Program.
     Awards under our RSAP will vest in full in the event an executive officer’s service is terminated by reason of his death or disability or upon the occurrence of a change in control. As a result, assuming such event occurred on December 31, 2009, Messrs. Bergmark and Davis would have each become vested in $874,088 worth of common shares. Mr. Demshur did not have any outstanding RSAP awards at December 31, 2009.

COMPENSATION COMMITTEE REPORT
     During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation Committee:
•	reviewed and discussed the Company’s disclosure set forth herein below the heading “Compensation Discussion and Analysis” with management; and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the disclosure set forth herein below the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2009.
     Submitted by the Compensation Committee of the Board of Supervisory Directors.
COMPENSATION COMMITTEE
D. John Ogren (Chairman)
Rene R. Joyce
Joseph R. Perna

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee currently consists of Messrs. Kearney, Perna and Joyce. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mr. Kearney qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.
     During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Audit Committee:
•	reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2009 with management and with the independent registered public accountants;

•	considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;

•	reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, Communication with Audit Committees by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company’s chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•	pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers’ independence, and concluded that PricewaterhouseCoopers’ independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers in fiscal 2009 for audit services, audit-related services, tax services and all other services, are set forth at “Audit Fee Summary” below); and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
     As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.
     A copy of the Audit Committee’s written charter may be found on the Company’s website, at http://www.corelab.com/corporate/governance.aspx#2.
     Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s financial statements.
     The Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company’s internal auditors and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
     Submitted by the Audit Committee of the Board of Supervisory Directors.
Audit Committee
Michael C. Kearney (Chairman)
Rene R. Joyce
Joseph R. Perna

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fee Summary
     The Audit Committee approved in advance approximately 75% of the non-audit fees. Set forth below is a summary of the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers, for fiscal years 2009 and 2008. These fees consisted of:

	2009	2008
Audit Fees	$2,447,512	$2,467,000
Audit Related Fees	390,280	446,000
Tax Fees	136,178	201,700
All Other Fees	45,705	66,900

Total	$3,019,675	$3,181,600

     Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.
     Audit-Related Fees. Audit-related fees consist primarily of statutory audits of subsidiaries required by governmental or regulatory bodies and attestation services required by statute or regulation; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.
     Tax Fees. Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.
     All Other Fees. Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other SEC filings.

MATTERS TO BE VOTED ON
Item 1. Election of Supervisory Directors
     Our articles of association provide for one or more Supervisory Directors. Our Supervisory Board currently has eight members who are divided into three classes of Supervisory Directors. Each class is elected for a term of three years such that the term of one class of Supervisory Director expires at the annual meeting each year. At this year’s annual meeting we will be electing three Class II Supervisory Directors. The Supervisory Board is proposing the election of Messrs. D. John Ogren, Jacobus Schouten and Joseph R. Perna as Class II Supervisory Directors for a term expiring at the annual meeting in 2013. All of the Class II nominees for Supervisory Director are presently members of the Supervisory Board. Please see “Information About Our Supervisory Directors and Director Compensation — Board of Supervisory Directors” for biographical information of our Supervisory Directors.
     Candidates for Supervisory Director are recommended by the Nominating and Governance Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for any of the nominees, all of the nominees, or for none of the nominees. Under Dutch law and our articles of association, common shares abstaining from voting will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.
     Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the nominees listed above. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.
     The Supervisory Board recommends that shareholders vote “FOR” the nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 2. Confirmation and Adoption of Annual Accounts
     At the annual meeting, as required under Dutch law and our articles of association our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts (the “Annual Accounts”) for the fiscal year ended December 31, 2009, which are our audited consolidated financial statements that are prepared in accordance with Dutch generally accepted accounting principles. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts and our participation. However, the Annual Accounts do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009. Companies domiciled in the United States are not generally required to obtain shareholder confirmation and adoption of annual accounts.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts. Under Dutch law and our articles of association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.
     The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 3. Cancellation of Our Repurchased Shares Up to the Date of Our Annual Meeting
     At the annual meeting, our shareholders will be asked to resolve to cancel all of the treasury shares that have been repurchased and are being held by the Company, as opposed to any of its subsidiaries (collectively “we”), as of the date of our annual meeting. According to the Dutch Civil Code and pursuant to prior shareholder authorization, we can hold up to 25.6% of our issued share capital at one time divided into lots of 10% and 15.6%, as described in the proxy statement for the special shareholder meeting held on January 29, 2009. According to that prior shareholder approval, only the shares in the 10% lot are subject to cancellation at this time. The remaining 15.6% must be reserved for use with the exchangeable notes when they become due or warrants. This restriction is not typical for a company domiciled in the United States but is imposed on us as a result of our being organized under the laws of The Netherlands. As of March 22, 2010, we held 690,902 shares repurchased to-date in 2010 of our issued share capital that formed part of the 10% lot. Management believes it is in the best interest of our shareholders for shares held by the Company at the time of the annual meeting, that form part of the 10% lot, to be cancelled. We plan to have these 690,902 shares, and any others repurchased in 2010 before the meeting, transferred to the Company up to the date of the annual meeting to have them cancelled. This authority is similar to that generally afforded under state law to public companies domiciled in the United States. Upon the affirmative vote of our shareholders, the shares held by the Company on the date of the general meeting of shareholders that formed part of the 10% lot will be cancelled in the manner described in Article 2:99(2) and 2:100 of the Dutch Civil Code.
     After the general meeting of shareholders, if the Company held any shares that were approved to be cancelled, we will post a copy of the extract of the minutes of the annual meeting of shareholders at the Dutch commercial registry and will subsequently publish a notice of such deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after each respective publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if more than one-half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares that formed part of the 10% lot. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the cancellation of our repurchased shares held by the Company up to the date of our annual meeting that formed part of the 10% lot, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 4. Extension and Renewal of Existing Authority to Repurchase Shares
     Pursuant to a change in Dutch law in 2008 and subject to certain Dutch statutory provisions and shareholder authorization, we and our subsidiaries are allowed to repurchase more than 10% and up to 50% of our issued share capital, instead of a maximum of 10% of our issued share capital before the change in law. On January 29, 2009, we conducted a Special Shareholder meeting at which we received authority for the Management Board to purchase up to 25.6% of our issued share capital for a period of eighteen (18) months, until July 29, 2010. That authority more specifically provided the Management Board could repurchase the 25.6% as follows:
a. up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and
b. up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares to the holders of the Senior Exchangeable Notes when they become due or pursuant to a warrant we sold to Lehman OTC (now held by Citi) contemporaneously with the issuance of our Senior Exchangeable Notes.
     For the 2010 annual meeting, it is proposed to extend and renew the existing authorization of our Management Board to repurchase up to 25.6% of the issued share capital, as described in more detail below, through one or more purchases at the stock exchange where our shares are listed or otherwise, and to determine the price of shares at any price in the open market, such price not to be outside the range of between 5 percent above or below the average closing price of the three preceding trading days on the stock exchanges where the Company’s stock is traded, and in no event to exceed $300.00 per share or its equivalent in other currencies. This authorization of our Management

Board must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized repurchases for a period of 18 months. At each annual meeting from 1995 through 2008 and at the special meeting in January 2009, our shareholders have renewed that authorization such that the current period is set to expire on July 29, 2010. In 2009, we repurchased approximately 139,129 of our common shares for an aggregate purchase price of approximately $9.4 million. We believe that it is in the best interest of our Company and shareholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. Further, by extending and renewing the existing authorization of 25.6%, the Company will have the ability to continue to repurchase its common shares in order to satisfy the obligation it may have to deliver its common shares to the holders of the Senior Exchangeable Notes when they come due or pursuant to a warrant we sold to Lehman OTC (now held by Citi) contemporaneously with the issuance of our Senior Exchangeable Notes. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.
     At the annual meeting, our shareholders will be asked to authorize the Management Board to repurchase up to 25.6% of our issued share capital from time to time for an 18-month period from the date of the annual meeting until December 10, 2011, through one or more purchases at the stock exchange where our shares are listed or otherwise, as follows:
a. our shareholders will be asked to renew the authorization of the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and
b. our shareholders will be asked to renew the authorization of our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares to the holders of the Senior Exchangeable Notes when they become due or pursuant to a warrant we sold to Lehman OTC contemporaneously with the issuance of our Senior Exchangeable Notes.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase up to 25.6% of our issued share capital, as described herein, from time to time for an 18-month period from the date of the annual meeting. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the special meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the authorization of the Management Board to repurchase up to 25.6% of our issued share capital, the final 15.6% exclusively to be used for the satisfaction of any obligation the Company may have to deliver shares to the warrant counter-party or holders of the Senior Exchangeable Notes when they become due, from time to time until December 10, 2011, through one more purchases at the stock exchange where our shares are listed or otherwise and to determine the price of shares at any price in the open market, such price not to be outside the range of between 5 percent above or below the average closing price of the three preceding trading days on the stock exchanges where the Company’s stock is traded, and in no event to exceed $300.00 per share or its equivalent in other currencies and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 5. Extension of Authority to Issue Shares of Core Laboratories N.V. Until June 10, 2015
     Our current authorized share capital consists of 100 million common shares and 3 million preference shares, each share with a current par value of EUR 0.04. Under Dutch law and our articles of association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. An authorization of the Supervisory Board to issue shares may be effective for a period of up to five years and may be renewed on an annual rolling basis. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on May 14, 2014. We currently do not have any specific plans, proposals or arrangements to issue any of the authorized shares of common stock for any purpose other than the stock split proposed in Item 8. However, in the ordinary course of our business, we may determine from time to time that the issuance of shares of common stock is in the best interests of the Company, including in connection with future acquisitions or financings.
     At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to the maximum number of common and preference shares indicated by the authorized share capital as this will read following the amendment of our articles of association as described in Item 7, for a five-year period from the date of the annual meeting until June 10, 2015. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, our common shares are listed on the NYSE and, accordingly, the issuance of additional shares will remain subject to the rules of the NYSE. In particular, the NYSE requires shareholder approval for the issuance of shares of common stock in excess of 20% of the shares outstanding except for public offerings for cash or bona fide private offerings at a price greater than both the book and market value of a company’s common stock. The authority of the Supervisory Board to issue shares as described in this proxy statement does not include the power to increase the total number of authorized shares of Core Laboratories N.V., except as described in Item 8.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for a five-year period from the date of the annual meeting. Under Dutch law and our articles of association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.
     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares up to a maximum of 20% of outstanding shares as this will read following the amendment of our articles of association as described in Item 7, per annum until June 10, 2015, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6.	Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights Until June 10, 2015

     Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to the exercise of options granted under the LTIP and the Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Such an authorization may be effective for up to five years and may be renewed for successive five-year periods. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on May 14, 2014.
     At the annual meeting, our shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the annual meeting until June 10, 2015 to limit or eliminate preemptive rights. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, as long as our common shares remain listed on the NYSE, any issuance of common shares will remain subject to the rules of the NYSE, including limitations on our ability to issue shares without shareholder approval. See Item 5 above for a discussion of the NYSE rules regarding stock issuances.

     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period from the date of the annual meeting. However, if less than 50% of all issued shares are present or represented at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our articles of association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.
     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares and/or preference shares up to a maximum of 20% of outstanding shares as this will read following the amendment of our articles of association as described in Item 7, per annum until June 10, 2015, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 7. Approval of Amendments to the Company’s Articles of Association
     Core Laboratories N.V. is incorporated under the laws of The Netherlands and is governed by its articles of association. In order to clarify certain matters under the articles of association and also to effect a change in the par value of the shares in connection with the two-for-one share split described in Item 8, we are requesting that our shareholders vote in favor of the amendments to our articles of association, which are consistent with Dutch law. In accordance with our articles of association, this proposal is made by the Management Board, which proposal has been approved by the Supervisory Board.
     The following summary of the principal changes to be effected by the proposed mandatory and voluntary amendments is subject to the specific text of the amendment to the articles of association. This summary does not purport to be complete. For complete information, you should read the full text of the draft notarial deed of amendment to the articles of association included as Appendix A to this Proxy Statement. For purposes of comparison, the full text of the current articles of association is included in this Proxy Statement as Appendix B.
     The amendments are as follows:

Subject	Proposed Change	Reason for Change
Article 4.1 — Authorized Share Capital and Par Value of each share.	Change the par value from EUR 0.04 to EUR 0.02 and revise all such references contained in the articles of association. Increase the authorized share capital to two hundred million (200,000,000) ordinary shares and six million (6,000,000) preference shares, each share with a par value of EUR 0.02.	If the shareholders approve the two-for-one stock split (Item 8), the par value per share will be converted to EUR 0.02 pursuant to the amendment to the articles of association and the number of authorized and issued shares will be doubled.

Article 7.3 — The possibility to grant loans with a view to the subscription for or acquisition by others of shares in our capital.	Include the possibility that we and our subsidiaries may grant loans, with a view to the subscription for or acquisition by others of shares in our capital, with due observance of applicable provisions of Dutch law.	This possibility is consistent with the changes of Dutch law in 2008 and we want to make express reference to this possibility. If the Management Board wants to use this possibility in the future, the granting of loans can only be done under strict (financial) conditions and requirements, including shareholder approval which requires a resolution adopted with a majority of 95% of the votes cast.

Subject	Proposed Change	Reason for Change
Article 14.7 — The extensive list of the Resolutions of the Management Board that are not subject to approval of the Supervisory Board will be deleted.	Article 14.7 will be deleted and Article 14.9 (old) will be renumbered Article 14.8 which includes a general possibility for the Supervisory Board to decide which Resolutions of the Management Board will be subject to its (Supervisory Board) approval.
	In view of deleting Article 14.7, the other paragraphs in Article 14 will be renumbered.	Since the wording in Article 14.7 is not quite clear and also for practical reasons, we propose to delete the extensive list of Resolutions of the Management Board that may be approved by the Management Board without Supervisory Board Approval. Pursuant to Article 14.1, the Management Board has broad general powers to act unless such powers are withheld by the Supervisory Board. Thus there is no reason to enumerate specific examples of such broad powers. This is consistent with Dutch law.

Article 15.3 — Management Board resolutions in case of conflict of interest situations with the Company.	Article 15.3 currently refers to approval of the General Meeting for Management Board resolutions in case of a conflict of interest of the Management Board member who is not at the same time a shareholder. We propose to delete Article 15.3 and make such Management Board resolutions in conflict of interest situations subject to the approval of the Supervisory Board on the basis of the possibility as included in Article 14.8 (new).	We propose to make these changes for practical reasons.

Article 16.15 — Multiple re-election terms for Supervisory Board members.	To permit Supervisory Board members to be re-elected to the board for more than one successive term.	This requirement is consistent with Dutch law and while implied in the current articles of association and practice, we want to make express reference to this provision.

Article 18.1 — Update of the wordings and the list of yearly Items on the agenda of our annual meeting (“AGM”).	To accurately list the yearly Items on the agenda of our AGM.	We propose to make these changes to clarify the yearly Items on the agenda of our AGM.

Article 18.5 — Notices for our Shareholder Meetings may also be given by sending electronic messages.	Include the possibility that notices for our Shareholder Meetings can also be sent by electronic means.	The possibility of sending notices for our Shareholder Meetings is consistent with Dutch law and we want to make express reference to this possibility.

Article 19.4 (new), 19.5 (new) and 19.6 (new) — A mandate to allow electronic means of communication with regard to attendance and decision making at the AGM.	The Management Board should have the power to decide that shareholders may participate at the AGM through an electronic means of communication and that votes may be cast electronically prior to the AGM.	These possibilities are consistent with Dutch law and we want to make express reference to these possibilities.
     Furthermore, it is proposed to designate the Management Board member and each civil law notary, junior civil law notary and notarial assistant working at NautaDutilh N.V. to apply for, or instruct others to apply for, the declaration for the amendment of the articles of association referred to in Article 2:125 of the Netherlands Civil Code and, after the declaration has been obtained, to designate them and each lawyer working at NautaDutilh N.V., to have the notarial deed in relation to the amendment of the articles of association executed.

     The affirmative vote of a two-thirds majority of the votes cast representing more than half of the issued share capital is required to approve the proposal. Under Dutch law and our articles of association, ordinary shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.
     If this proposal is not adopted, then our articles of association will not accurately reflect current Dutch law as described above and the two-for-one stock split as described in Item 8 will not be possible.
The Supervisory Board recommends that the shareholders vote “FOR” the approval of the amendments to the Amended and Restated articles of association of Core Laboratories N.V. and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 8. Approval of a Two-for-One Stock Split Authorized by the Supervisory Board
Background Information
     On February 10, 2010, the Supervisory Board adopted a resolution declaring it advisable to propose to the Annual Meeting a two-for-one stock split. However, the implementation of the stock split is contingent upon approval of Item 7. Specifically, if the amendment to convert the Company’s par value from EUR 0.04 per share to EUR 0.02 per share is not approved by our shareholders, then under Dutch law, the Company will not be able to effect a two-for-one stock split. If Item 7 and this Item 8 are approved, then the stock split would be accomplished by restating Article 4.1 of the Company’s articles of association to read as follows:
“1. The authorised share capital of the company amounts to four million one hundred twenty thousand euros (EUR 4,120,000.—), divided into two hundred million (200,000,000) ordinary shares and six million (6,000,000) preference shares, each with a nominal value of two eurocents (EUR 0.02).”
     In the event that shareholder approval of this proposal is obtained, the two-for-one stock split will become effective upon the execution of the notarial deed of amendment to the articles of association in the Netherlands. Thereafter, each shareholder of record at the close of business on the record date for the stock split, being the close of business on June 30, 2010, will be entitled to one additional ordinary share for every ordinary share so held. The Company expects that the additional shares will be electronically recorded in DRS book entry format upon the close of business on July 8, 2010, about one week after the June 30, 2010 record date of the stock split, being the scheduled date of execution of the notarial deed of amendment to the articles of association.
Reasons for the Amendment
     Generally, stock splits are intended to shift the market price range of shares to a level that will facilitate increased trading activity and will broaden the marketability of such shares. The Supervisory Board monitors the trading price of the Company’s ordinary shares and believes that it is important to maintain a relatively affordable trading price to promote the ordinary shares as an attractive investment opportunity. Consequently, the Supervisory Board has approved a two-for-one stock split, subject to shareholder approval. In addition to doubling the number of shares owned by each shareholder, the stock split is generally expected to have the effect of reducing the trading price of the ordinary shares by approximately one-half. This reduction and the increased number of shares, the Supervisory Board believes, will place the trading price in a range that is more attractive to investors, particularly individual investors, and is expected to increase the volume of stock trading.
     This planned stock split would be effected by reducing the par value of each share from EUR 0.04 to EUR 0.02 (subject to our shareholders approving Item 7) and by converting each of the authorized ordinary shares into two ordinary shares, so that the resulting post-split number of shares in each account is twice the pre-split number of shares. The number of ordinary shares issued as of the record date for the Annual Meeting of Shareholders was   , and we held    shares as treasury shares. As of that date, there are also    shares outstanding awards granted that are subject to vesting if all conditions are met under the benefit plans for employees and directors and there are    options outstanding that are subject to issuance if all conditions are met. All issued shares, including outstanding and treasury shares, as well as shares represented by unvested, outstanding awards and options, will be split 2-for-1, and the number of authorized shares available for future awards under any equity award plan will double.

Possible Effects of the Proposed Stock Split
     Under the proposed stock split, each of the newly authorized ordinary shares will have the same rights and privileges as currently authorized ordinary shares. Approval of the proposed stock split will not affect the rights of the holders of currently outstanding ordinary shares. The Company intends to list the additional ordinary shares resulting from the stock split on the New York Stock Exchange.
     Additionally, the stock split will affect all earnings per share amounts reflected on the Consolidated Statements of Operations, since earnings per share will be stated for the periods presented to reflect the increase in the number of ordinary shares outstanding. Although earnings per share is expected to decrease on a per share basis due to the stock split, the stock split itself has no effect on the Company’s earnings. The stock split will not otherwise affect the Company’s Consolidated Statements of Operations or the Consolidated Statements of Cash Flows, except to the extent of additional costs to effectuate the amendment and the stock split, which are not expected to be material to the Company.
     The Company’s shareholders do not have preemptive rights, which means they do not have the right to purchase shares in connection with any new issuance of ordinary shares in order to maintain their proportionate interests in the Company. In addition, this two-for-one stock split will have an impact on the earnings per share.
Implementation of the Stock Split
     If the proposed stock split is approved, it will become effective upon the execution of the notarial deed of amendment to the articles of association in the Netherlands. As discussed under “Background Information” above, each shareholder of record at the close of business on the record date for the stock split will then be entitled to one additional ordinary share for every ordinary share held. The effective date of the stock split may be deferred until a later date for reasons of administrative convenience. The Company expects to declare the stock split to be effective upon the close of business on July 8, 2010.
     Upon the close of business on the record date, the Company expects the transfer agent to begin the process to electronically record the additional shares in DRS book entry format on July 8, 2010. No new stock certificates will be issued; however, certificates that currently represent outstanding ordinary shares will continue to represent the same number of ordinary shares after the effective date of the stock split.
     Accordingly, please do not destroy your existing share certificates or return them to the Company or its transfer agent. Shareholders whose shares are held in “street name” (through a broker, bank or other nominee) will not receive certificates representing additional shares, but will be credited with additional ordinary shares in accordance with the procedures used by their brokers or other nominees.
     Furthermore, as mentioned in Item 7, it is proposed to designate the Management Board member and each civil law notary, junior civil law notary and notarial assistant working at NautaDutilh N.V. to apply for, or instruct others to apply for, the declaration for the amendment of the articles of association referred to in Article 2:125 of the Netherlands Civil Code and, after the declaration has been obtained, to designate them and each lawyer working at NautaDutilh N.V., to have the notarial deed in relation to the amendment of the articles of association executed.
     The affirmative vote of a two-thirds majority of the votes cast representing more than half of the issued share capital is required to approve the proposal. Under Dutch law and our articles of association, ordinary shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.
     The Supervisory Board recommends that the shareholders vote “FOR” the approval of the stock split and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 9. Ratification of Appointment of PricewaterhouseCoopers as Our Independent Registered Public Accounting Firm for 2010
     The Audit Committee of the Supervisory Board has recommended and the Supervisory Board has approved the appointment of the firm of PricewaterhouseCoopers as our independent registered public accountants for the year ending December 31, 2010 subject to ratification by our shareholders. PricewaterhouseCoopers has acted as our independent registered public accountants since April 2002. We have invited representatives of PricewaterhouseCoopers to the annual meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the appointment of PricewaterhouseCoopers as our independent registered public accountants for 2010. Under Dutch law and our articles of association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.
     In the event the appointment is not ratified, our Supervisory Board will consider the appointment of other independent accountants.
     The Supervisory Board recommends that the shareholders vote “FOR” the ratification of PricewaterhouseCoopers’ appointment as our independent registered public accountants for 2010 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 10. Other Matters to Be Voted On
     The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS
Information About Our 2011 Annual Meeting
     Any shareholder who desires to submit a proposal for inclusion in the proxy material for presentation at the 2011 annual meeting of shareholders must forward such proposal to our Secretary at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than December 1, 2010. Any notice of a proposal to be considered at the 2011 annual meeting should also be submitted to our Secretary. Any such notice will be considered untimely if not received by the Secretary on or before February 15, 2011.
Stockholders Sharing the Same Address
     The Company is sending only one copy of its proxy statement to stockholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
     If you received householded mailing this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040 or by phone at 713-328-2673. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.
Incorporation by Reference
     The information contained in this proxy statement in the sections entitled “Shareholder Return Performance Presentation,” “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Other Information
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,

Jacobus Schouten
Supervisory Director

Amsterdam, The Netherlands
April      , 2010

Appendix A
Office (unofficial) translation of the proposed deed of amendment of the articles of association
of Core Laboratories N.V.
NOTE: THIS IS A TRANSLATION INTO ENGLISH OF THE DEED OF AMENDMENT OF THE ARTICLES
OF ASSOCIATION (STATUTEN) OF A DUTCH PUBLIC LIMITED LIABILITY COMPANY (NAAMLOZE
VENNOOTSCHAP). IN THE EVENT OF A CONFLICT BETWEEN THE ENGLISH AND DUTCH TEXTS, THE
DUTCH TEXT SHALL PREVAIL.
On this the [   ] day of [   ] two thousand and ten, appeared before me, Marcel Dirk Pieter Anker, civil law notary at Amsterdam:
[   ], employed at the offices of me, civil law notary, 1077 XV Amsterdam, Strawinskylaan 1999, born at [   ] on [   ]. The person appearing declared that the general meeting of shareholders of Core Laboratories N.V., a public limited liability company (naamloze vennootschap), having its corporate seat at Amsterdam, the Netherlands (address: 1017 BZ Amsterdam, Herengracht 424, trade register number: 33261158), held in Amsterdam on the thirteenth day of May two thousand and ten has resolved to amend the articles of association of the company.
The articles of association were last amended on the first day of July two thousand and six before M.F.E. de Waard-Preller, civil law notary at Rotterdam.
Further to this resolution the person appearing stated that the articles of association of the aforementioned company are amended as follows:
I. Article 4 paragraph 1 will be:
“1.	The authorised share capital of the company amounts to four million one hundred twenty thousand euros (EUR 4,120,000.—), divided into two hundred million (200,000,000) ordinary shares and six million (6,000,000) preference shares, each with a nominal value of two eurocents (EUR 0.02).”
II. Article 7 paragraph 3 will be:
“3.	Neither the company, nor any of its subsidiaries shall be allowed to grant security, provide a quotation guarantee, to guarantee in any other way or to bind itself jointly or severally with or for others with a view to the subscription or acquisition of shares or depositary receipts for shares in the company by others. The company and its subsidiaries may only provide loans, with a view to the subscription for or acquisition by others of shares in the capital of the company or depositary receipts therefor, with due observance of the provisions of Article 2:98c (2-7) of the (Dutch) Civil Code.”.
III. Article 14 paragraph 7 will be deleted.
IV. Article 14 paragraph 8 will be renumbered paragraph 7.
V. Article 14 paragraph 9 will be renumbered paragraph 8.
VI. Article 14 paragraph 10 will be renumbered paragraph 9 and will be:
“9.	The absence of the approval required in accordance with paragraphs 7 and 8 of this article and paragraph 3 of article 15 shall not affect the powers of representation of the board of management or of the managing directors.”.
VII. Article 14 paragraph 11 will be renumbered paragraph 10.
VIII Article 14 paragraph 12 will be renumbered paragraph 11.
IX. Article 14 paragraph 13 will be renumbered paragraph 12.
X. Article 15 paragraph 3 will be deleted.
XI. Article 16 paragraph 15 will be:
“15.	A supervisory director may be appointed to the supervisory board for a three-year term. With due observance of the first sentence, each supervisory director shall be eligible for immediate re-appointment. The supervisory board shall draw up a retirement rota in order to avoid, as far as possible, a situation in which re-appointments occur simultaneously. The rota shall be made available and shall, in any event, be put on the company’s website.
A member of the supervisory board shall be re-appointed only after careful consideration.”.
XII. Article 18 paragraph 1 will be:
“1.	Not less than one general meeting shall be held each year within six months of the close of the financial year; the purpose of the meeting shall, among other things, be:

a.	to discuss the annual accounts and, if required by law, the annual report and the other information referred to in Article 2:392 (Dutch) Civil Code, unless an extension of time has been granted for the preparation of the annual accounts;

b.	to discuss whether or not to adopt the annual accounts, unless an extension of time has been granted for the preparation thereof;

c.	to determine the profit appropriation;

d.	to decide whether or not to discharge the board of management;

e.	to do all other things required by law.”.
XIII. Article 18 paragraph 5 will be:
“5.	Notice of the meetings must be given to the persons entitled to attend meetings, without prejudice to the provisions of paragraph 3 of this article, by or on behalf of the board of management or the board of supervisory directors. The notice convening a general meeting shall be published by advertisement which shall at least be published in a nationally distributed daily newspaper in The Netherlands. In addition, the shareholders shall be notified by means of letters delivered through the mails; the period of notice shall be at least fifteen days, not including the day of the notice and the day of the meeting.

Notice of a meeting may also be given by sending an electronic message that is readable and capable of being produced in writing to the address notified for this purpose to the company by those persons entitled to attend meetings that have consented to receiving notice in this manner.”.
XIV. A new paragraph 4 will be added to Article 19 that will read:
“4.	The board of management may decide that each person entitled to attend meetings is entitled, in person or by written proxy, through an electronic means of communication, to participate in the general meeting, to take the floor and, to the extent applicable, to exercise voting rights. In order to participate in the general meeting pursuant to the preceding sentence it is necessary that the person entitled to attend meetings can, via the selected electronic means of communication, be identified, directly take cognisance of the matters handled in the meeting and, to the extent applicable, exercise the voting rights.”.
XV. A new paragraph 5 will be added to Article 19 that will read:
“5.	The board of management may attach conditions to the use of the electronic means of communication. These conditions shall be made known in the notice of the meeting.”.
XVI. A new paragraph 6 will be added to Article 19 that will read:
“6.	The board of management may decide that votes cast electronically prior to the general meeting shall be equivalent to votes cast during the meeting. These votes shall be cast no earlier than on the thirtieth day before the day of the meeting. For the purpose of applying this paragraph, persons with voting rights shall be those that have such rights on a date to be set in the notice of a general meeting and are registered as such in a register designated by the board of management, irrespective of who have voting rights on the shares at the time of the general meeting. The final registration date may not be set earlier than the thirtieth day before that of the meeting.”.
FINAL PROVISION
Finally, the person appearing declared:
•	that by this deed of amendment each share, having a nominal value of four eurocents (EUR 0.04), was split into two (2) shares, each share having a nominal value of two eurocents (EUR 0.02), whereby upon the execution of this deed the total issued share capital of the company will amount to [one million thirteen thousand seven hundred ninety-nine] euros and [eighty-four] cents (EUR [1,013,799.84]), consisting of [fifty million six hundred eighty-nine thousand nine hundred ninety-two] (50,689,992]) ordinary shares, each share with a nominal value of two eurocents (EUR 0.02);

•	that he has been appointed by the abovementioned general meeting of shareholders to apply for the declaration of no objection as mentioned in article 2:235 of the Dutch Civil Code and after obtaining that declaration to lay down and confirm the amendment of the articles of association by notarial deed;

•	that the abovementioned declaration of no objection was issued as appears from a Ministerial Declaration of no objection, attached to this deed, under number N.V. 495.252, dated the [ ] day of [ ] two thousand and ten.

The person appearing is known to me, civil law notary.
This Deed was executed in Amsterdam on the date mentioned in its heading.
After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, he declared that he had taken note of the contents of the Deed, was in agreement with the contents and did not wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

Appendix B
CURRENT ARTICLES OF ASSOCIATION
Core Laboratories N.V.
CONTINUOUS TEXT of the articles of association of Core Laboratories N.V., with corporate seat in Amsterdam, after partial amendment to the articles of association, by deed executed before M.F.E. de Waard-Preller, civil law notary in Rotterdam, on 1 July 2006.
Ministerial declaration of no-objection dated 29 June 2006, number N.V. 495.252
This is a translation into English of the original Dutch text. An attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so the Dutch text will by law govern.
ARTICLES OF ASSOCIATION
DEFINITIONS
Article 1.
The terms used in the Articles of Association of this company are defined below:
a.	the company: the legal entity to which these Articles of Association appertain;

b.	the board of management: the management board of the company;

c.	the board of supervisory directors: the board of supervisory directors of the company;

d.	rights attached to depositary receipts for shares: the rights which the (Dutch) Civil Code grants to holders of depositary receipts for shares which have been issued with the cooperation of a company;

e.	persons entitled to attend meetings: the company’s shareholders, usufructuaries and pledgees holding the rights attached to depositary receipts for shares of the company;

f.	the general meeting: either the body that comprises the voting shareholders of the company and other persons within the company entitled to vote or the meeting of persons entitled to attend meetings of the shareholders of the company;

g.	the meeting of holders of shares of a special class: either the body that comprises the persons holding the voting rights over shares of a special class or the meeting of persons holding the voting rights over shares of a special class;

h.	distributable reserves: that part of the company’s equity which exceeds the sum of the paid and called-up capital and the reserves which have to be maintained by virtue of the law and/or these Articles of Association;

i.	annual accounts: the balance sheet, the profit and loss account and explanatory notes to these documents;

j.	subsidiary: a legal entity
a.	in the general meeting of which the company or one or more of its subsidiaries can, whether or not by virtue of an agreement with other persons entitled to vote, exercise on its own or together with others more than half of the voting rights or

b.	of which the company or one or more of its subsidiaries is or are a shareholder and in which it or they can, whether or not by virtue of an agreement with other persons entitled to vote, appoint or dismiss on its own or together with others more than half of the managing or supervisory directors, even if all those entitled to vote do so, as well as other legal entities which the law equates with subsidiaries, all the aforegoing within the meaning of article 2:24a of the (Dutch) Civil Code;
k.	group company: a legal entity with which the company is structurally associated into an economic unity.
NAME, CORPORATE SEAT, DURATION
Article 2.
1.	The name of the company is: Core Laboratories N.V..

2.	It has its corporate seat at Amsterdam.

3.	The company shall continue to exist for an indefinite period of time.
OBJECTS
Article 3.
The objects of the company are:
1.	the acquisition, possession, administration, sale, exchange, transfer and investment in and disposal of shares, bonds, funds, order documents, evidences of indebtedness and other securities, the borrowing of money and the issuance of documents evidencing indebtedness therefor, as well as the lending of money;

2.	the granting of suretyships for the fulfilment of obligations of the company or of third parties;

3.	The acquisition of:
a.	income arising from the disposal or licensing of copyrights, patents, designs, secret processes or formulae, trademarks and similar interests;

b.	royalties, including rentals, in respect of or relating to the use of industrial, commercial or scientific equipment as well as in respect of the exploitation of a mine or quarry or any other natural resource and other real properties;

c.	consideration for the rendering of technical assistance and scientific analyses and related ser-vices;
4.	the acquisition, possession, disposal, administration, development, lease, letting, mortgaging or in general the encumbrance of real property and any right to or interest in real property;

5.	the trading in, including wholesale, distributive and future trade, the manufacturing, as well as the import and export of raw materials, minerals, metals, organic materials, semi-finished products and finished products of whatever nature and under whatever name;

6.	the acting as a holding company;

7.	the participation in and the management and joint management of other companies and enter-prises; and

8.	the performance of everything connected with the foregoing in the widest sense of the word.

SHARE CAPITAL, SHARES, DEPOSITARY RECEIPTS
Article 4.
1.	The authorised share capital of the company amounts to four million one hundred twenty thousand euros (EUR 4,120,000.—), divided into one hundred million (100,000,000) ordinary shares and three million (3,000,000) preference shares, each with a nominal value of four eurocents (EUR 0.04).

2.	The common shares and the preference shares shall be in registered form only.

3.	Where in these Articles of Association the terms shares and/or shareholders are used without any further specification, these terms shall refer to the common shares and the preference shares and holders of such shares respectively.

4.	The company shall not co-operate with the issuance of depositary receipts in respect of its shares.

5.	Each outstanding preference share may be converted by the holder thereof into a common share on such terms and conditions as shall be determined by the board of supervisory directors at the time the preference shares are issued. At conversion, the preference share concerned shall acquire all characteristics of a common share. Conversion shall not take place if and insofar as the number of outstanding common shares would exceed the number of common shares referred to in paragraph 1 of this article.
ISSUES OF SHARES
Article 5.
1.	Shares that have not yet been issued shall, up to the amount of the authorized capital, with due observance of the provisions of the (Dutch) Civil Code, be capable of being issued by virtue of a resolution of the board of supervisory directors. The authority or the board of supervisory directors, as referred to in the preceding sentence, shall terminate five years after the date of execution of this deed, unless the general meeting has extended such authority.

2.	In case the board of supervisory directors no longer has the authority referred to in paragraph 1 of this Article, any resolution to issue shares shall require the prior approval of the board of supervisory directors.

3.	Any resolution to issue shares shall stipulate the terms and conditions of issuance.
PRE-EMPTIVE RIGHTS.
Article 6.
1.	Except as provided below, in the event of the issue of new common shares, each holder of common shares shall have a pre-emptive right to subscribe to such shares pro rata to his existing holding of such shares. No pre-emptive rights are attached to shares issued to employees of the company or employees of a group company. Shareholders shall furthermore have no pre-emptive right in respect of shares issued for a non-cash contribution.

The holders of preference shares shall have no pre-emptive rights to subscribe to shares, whereas holders of common shares shall have no pre-emptive rights to subscribe to preference shares.

2.	Pre-emptive rights can, with due observance of the relevant provisions of the (Dutch) Civil Code, be restricted or excluded by virtue of a resolution of the board of supervisory directors. The provisions in article 5, paragraph 1, second sentence, and article 5, paragraph 2 shall mutatis mutandis apply.

3.	The company shall announce the issue of shares to which pre-emptive rights are attached and the period in which that right is capable of being exercised in a written notification to all the share-holders sent to the addresses set forth in the register of shareholders within fourteen days of such a resolution being passed. Pre-

emption rights with respect to an issue shall be capable of being exercised only during the four weeks after the day the announcement relating to such issue has been sent out.

4.	The provisions in article 5 and in this article shall apply as well to the granting of rights to sub-scribe for shares (other than rights granted to employees of the company or employees of a group company) within the meaning of Article 2:96A of the (Dutch) Civil Code.

Shareholders, however, shall have no pre-emptive rights for shares which are being issued to a person who exercises a previously acquired right to subscribe for shares.
PAYMENT FOR SHARES
Article 7.
1.	The full nominal amount of the shares must be paid in on issue. It may be stipulated though that a part of the nominal amount of the preference shares, not exceeding three quarters thereof, needs only be paid after the company has called it in. If a share is subscribed for at a higher price, the balance of these amounts must be paid in on issue.

2.	Payment for a share must be made in cash insofar as no other manner of payment has been agreed on. Payment in foreign currency can be made only with the approval of the company, which approval shall be deemed given upon acceptance of foreign currency by the company.

3.	Neither the company, nor any of its subsidiaries, shall be allowed to make loans, grant security, provide a quotation guarantee, to guarantee in any other way or to bind itself jointly or severally with or for others with a view to the subscription or acquisition of shares or depositary receipts for shares in the company by others.
ACQUISITION AND TRANSFER BY THE COMPANY OF SHARES IN ITS OWN SHARE CAPI-TAL
Article 8.
1.	Upon any issue of shares the company cannot subscribe for its shares.

2.	The company may acquire fully-paid shares in its own capital but only with due observance of the provisions in Article 2:98 of the (Dutch) Civil Code and furthermore with the authorization of the board of management for such acquisition by the general meeting. Such authorization shall be valid for not more than eighteen months. The general meeting must specify in the authorization the number of shares which may be acquired, the manner in which they may be acquired and the limits within which the price must be set.

3.	No authorization, as referred to in paragraph 2, shall be required for any acquisition by the company of its own shares for the purpose of transferring the same to employees of the company or of a group company under a scheme applicable to such employees. The provision in article 2:98, paragraph 5 of the (Dutch) Civil Code shall be applicable to any such acquisition.

4.	Alienation of shares held by the company in its own capital shall be effected only in pursuance of a resolution of the board of supervisory directors. Upon taking the resolution to alienate such shares, the terms and conditions of such alienation shall also be determined by the board of supervisory directors.
REDUCTION OF THE ISSUED SHARE CAPITAL
Article 9
1.	The general meeting shall, upon a proposal thereto by the board of supervisory directors, have power to pass a resolution to reduce the issued share capital either by cancelling shares or by reducing the par value of the shares by means of an amendment to the company’s Articles of Association but only with due observance of the provisions in article 2:99 of the (Dutch) Civil Code.

2.	A resolution to cancel shares may only relate (i) to shares which the company holds in its own share capital or of which it holds the depositary receipts, (ii) to preference shares which may be cancelled on redemption or (iii) to the balloted preference shares that may be balloted for redemption by the board of management.

3.	Partial repayment on shares or exemption from the obligation to pay up shall only be allowed in the event of implementing a resolution to reduce the amount of the shares. Such repayment or ex-emption shall be allowed pro rata on all shares. The pro rata requirement may be abandoned if all shareholders consent.

4.	The notice convening a meeting at which a resolution, as mentioned in this article, is to be passed shall state the purpose of the reduction of share capital and the manner of implementation.
SHARE CERTIFICATES, SHAREHOLDERS’ REGISTER
Article 10.
1.	At the request in writing of a shareholder, share certificates shall be issued in respect of the shares held by such shareholder. The form and the contents of the share certificates shall be determined by the board of supervisory directors.

2.	Share certificates for more than one share may be made available. Such plural share certificates may at all times be exchanged for singular certificates and vice versa, free of charge.

3.	The share certificates shall be signed by a member of the board of management or a transfer agent duly authorized by it for this purpose, either by an original signature or by a facsimile signature.

4.	If share certificates are damaged, lost or missing, the board of management or a transfer agent duly authorized by it for this purpose, may issue duplicates thereof and may establish conditions for such issuance. As a result of the issuance of duplicates, the original documents shall become null and void vis-à-vis the company. The new certificates will bear the same numbers and letters of the documents they replace.

5.	The shares shall be consecutively numbered per class from 1 onwards.

6.	The board of management or a transfer agent duly authorized by it for this purpose, shall keep a register at the office of the company containing the data referred to in article 2:85 of the (Dutch) Civil Code. The register may, at the discretion of the board of management, in whole or in part, be kept in more than one copy and at more than one place.

7.	If a share, a usufruct or a right of pledge over a share forms part of undivided property to which Title 7 of Book 3 of the (Dutch) Civil Code is applicable, then the persons jointly entitled thereto — whose names, moreover, must be recorded in the register — shall only be capable of being represented vis à vis the company by one person to be appointed by them for that purpose in a written statement.

The personal details of the representative thus appointed shall be entered into the register, and all notifications and notices to the persons jointly entitled to that undivided property shall be capable of being sent to the address, recorded in the register, of the person thus appointed.
TRANSFER OF SHARES AND LIMITED RIGHTS TO SHARES
Article 11.
1.	The transfer of shares or the transfer or termination of usufruct on shares, or else the establishment or renunciation of usufruct or a right of pledge on shares takes place with consideration of that defined in article 2:86, or else article 2:86c of the (Dutch) Civil Code.

2.	Transfers of shares shall be registered on the records maintained by or on behalf of the company for such purpose upon (i) surrender to the company or its duly authorized transfer agent of a certificate or certificates representing the shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed or on a separate accompanying transfer in such form as the company or transfer agent approves, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the company or its transfer agent may require, or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the company or such transfer agent or prescribed by applicable law.
THE RIGHT OF USUFRUCT AND THE RIGHT OF PLEDGE OVER SHARES
Article 12.
1.	Each shareholder is entitled to create a right of usufruct or a right of pledge on or over the shares held by him in whole or in part. The shareholder shall have the voting rights for shares over which a right of usufruct or a right of pledge has been established.

2.	In deviation from the provision in the last sentence of the previous paragraph, the usufructuary or pledgee shall have the voting rights if this was agreed upon when the limited right was established and the usufructuary or pledgee is a person to whom the shares can freely be transferred in compliance with the provisions in these Articles of Association.

3.	If the usufructuary or pledgee is not such a person, he shall only be entitled to have the voting rights where these rights were granted upon creation of the limited right and this has been approved by the board of supervisory directors, which approval may be subject to conditions which shall be stated in the resolution of the board of supervisory directors whereby such granting is approved.

4.	If any other person, who is not at the same time a person to whom these Articles of Association al-low the shares to be freely transferred, acquires the rights of a pledgee who is entitled to vote, he shall only be entitled to the right to vote if the transfer of the voting right has been approved by the board of supervisory directors.

5.	The approval referred to in paragraphs 3 and 4 hereof must be requested by registered letter ad-dressed to the board of supervisory directors.

As promptly as practicable but at least within thirty days after a request for that approval has been received, a meeting of the board of supervisory directors shall be called, to which the request for that approval shall be submitted. If the board of supervisory directors fails to hold the said meeting, then the person who made the request shall himself have authority to call the meeting of the board of supervisory directors subject to due observance of what has been provided thereon in these Articles of Association.

6.	Shareholders not entitled to vote and usufructuaries and pledgees entitled to vote shall have the rights attached to depositary receipts for shares.
MANAGEMENT
Article 13.
1.	The company shall have a board of management, consisting of one or more members under the supervision of a board of supervisory directors.

2.	The number of managing directors in office shall be fixed by the board of supervisory directors.

3.	Natural as well as legal persons can hold the office of managing director.

4.	The general meeting shall appoint the managing directors for an unlimited period of time and shall at all times have power to suspend or dismiss any managing director. A resolution to appoint a managing director can only be passed upon recommendation by the board of supervisory directors. Each managing director can at all times also be suspended by the board of supervisory directors. A shareholders’ resolution to suspend or dismiss a managing director must be passed by a two thirds majority of the valid votes cast representing more than half of the issued share capital. The provision in article 2:120, paragraph 3, (Dutch) Civil Code shall not be applicable.

5.	The appointment of the managing directors may result from a binding nomination, which provides for at least two persons for each vacancy to be filled, made by the board of supervisory directors within three months of such board being invited by means of a registered letter to do so by the board of management. In case no binding nomination has been made within the abovementioned period, the general meeting shall be free in its choice. The general meeting shall also be free in its choice if it deprives any nomination of its binding character in a resolution passed by at least two thirds of the valid votes cast at a meeting where more than half of the issued share capital is pre-sent or represented. The provisions in article 2:120, paragraph 3, (Dutch) Civil Code shall not be applicable.

6.	If, in the event of suspension of a managing director, after three months no resolution has been passed by the general meeting to dismiss him, the suspension shall terminate.

7.	A managing director shall be given the opportunity to account for his actions in the general meeting where his suspension or discharge is discussed and have an adviser assist him therein.

8.	The board of supervisory directors shall decide on the remuneration and the further terms and conditions of employment for each of the managing directors.
DUTIES AND POWERS
Article 14.
1.	The board of management shall, subject to the limitations contained in these Articles of Association, be in charge of the management of the company.

2.	If the board of management consists of more than one board member, the board of management shall appoint one of them chairman. In that case, it may also appoint a vice-chairman.

3.	The board of management shall meet whenever its chairman or two other members of that board considers this necessary. Meetings can be held both in The Netherlands and abroad. Notice of its meetings shall be given by the chairman of the board of management — stating the matters to be dealt with — and in the event of his prevention or permanent, absence by one of the other managing directors; the period of notice of the meeting being at least three days. The managing directors shall be entitled to have themselves represented by any other member of the board of management by means of an authorization in writing.

4.	The board of management shall have power to pass resolutions outside meetings as well, provided this be done (i) by unanimous vote and further in writing, by telegraph, by telefax or by telex messages or (ii) by telephone by a majority of the members of the board of management then in office and provided that all the managing directors have been consulted on the resolution to be passed and none of them objects against the applicable manner of passing a resolution.

5.	The board of management shall pass all resolutions adopted at meetings with an absolute majority of the votes of all the managing directors in office, excluding any suspended managing directors. In the event of an equal division of votes, the chairman of the board of management shall have the deciding vote.

6.	The ruling pronounced by the chairman of the board of management concerning the result of a vote, as well as the ruling concerning the contents of a resolution that has been passed, insofar as a vote was taken about a proposal other than in a written form, shall be decisive.

If, however, immediately after a ruling as referred to in the previous sentence is pronounced, its correctness is disputed, a new vote is taken provided that this is required by a majority of votes, or if, in the event of the first vote not being taken by call or not being a written one, one of those pre-sent and entitled to vote should wish so. This new vote nullifies the legal consequences of the original vote.

7.	Without limiting the authority of the board of management otherwise provided for in this article 14, the board of management is authorized specifically without the approval of the board of supervisory directors to make decisions the purport of which is:

a.	to hire, to let, acquire, transfer or encumber registered property;

b.	to encumber movable property;

c.	to transfer or encumber debts;

d.	to bind the company or its property for debts of third parties by giving security or in any other way;

e.	to establish and close down branch offices and/or branches, to extend the affaires of the company into another field of business and to close down, in any way other than temporarily, or to discontinue the business of the company or any part thereof and to transfer (the beneficial use of) that business or any part thereof;

f.	to participate in or to accept or relinquish the management of affairs of other business enterprises, to transfer or liquidate the aforesaid participations, to extend the affairs of those enterprises into a new field of business and to close down, in any way other than temporarily, or to discontinue the business of those enterprises or any part thereof and to transfer (the beneficial use of) the business of those enterprises or any part thereof;

g.	to exercise the voting rights attached to shares which the company holds in any other companies and which are not quoted on a Stock Exchange;

h.	to make, terminate or alter any cooperation or pooling agreements;

i.	to acquire, encumber and transfer the rights attached to industrial and intellectual property which includes granting and acquiring licences and sublicences;

j.	to supply moneys on loan and to contract loans of money, with the exception of the drawing of moneys in current account on the banker(s) of the company, appointed by the board of supervisory directors provided that the company does not become indebted to any such banker for an amount in excess of that decided upon by the aforementioned board and notified to the board of management;
the board of supervisory directors shall have power at all times to alter the aforesaid amount;
k.	to grant to officers of the company authorization to represent the company (in Dutch: procuratie), to amend that authorization and to grant a title to a person so authorized (in Dutch: procuratiehouder);

l.	to grant to a member of staff a fixed annual income higher than has been agreed upon by the board of supervisory directors and notified to the board of management; the board of supervisory directors shall have power at all times to alter that amount;

m.	to grant pension rights, other than in terms of a collective bargaining agreement or other than for the purpose of complying with any legal ob-ligation;

n.	to conduct legal proceedings, both as plaintiff and as defendant — including the collection of book debts, the taking of legal measures of a presservatory nature and such other urgent legal measures, and to represent the company in summary proceedings (in Dutch: kort geding) -, to acquiesce in claims made in legal proceedings instituted against the company, to submit existing disputes for arbitration or for a binding ad-vice;

o.	to acquire immovable business assets to an amount exceeding the maxi-mum sum per transaction as fixed by the board of supervisory directors and notified to the board of management;
the board of supervisory directors shall be empowered at all times to alter that amount;

p.	to obtain officers’ and directors’ liability insurance coverages;

q.	to do all acts that have legal consequences, other than the acts stated above, the interest or the value of which exceeds an amount to be fixed by the board of supervisory directors and to be made known to the board of management or whereby the company commits itself for a period longer than one year; interdependent acts shall in this context be regarded as one act; the board of supervisory directors shall have power at all times to alter the aforesaid amount.
8.	The board of management shall need the approval of the general meeting for decisions relating to the closing down — including the transfer (of beneficial use) — of all or substantially all of the business of the company.
9.	Furthermore, the board of management shall need the approval of the board of supervisory directors for such management decisions as the latter board shall have decided upon by means of a resolution passed especially for this purpose of which it has informed the board of management.
10.	The absence of the approval required in accordance with paragraphs 8 and 9 of this article and paragraph 3 of article 15 shall not affect the powers of representation of the board of management or of the managing directors.
11.	The board of management shall have the obligation to act in pursuance of the directions of the board of supervisory directors regarding the general outlines of the financial, social and economic policies and regarding personnel management within the company.
12.	In the event of the prevention or permanent absence of one or more managing directors the remaining managing director(s) shall be in charge of the entire management of the company; in the event of the prevention or permanent absence of all the managing directors or of the sole managing director there must at all times be a person, who has been appointed for that purpose by the board of supervisory directors, to be in that event temporarily in charge of the management of the company.
13.	The members of the board of management shall have the obligation to attend the general meetings, unless the general meeting should decide otherwise; in the general meetings their role will be an advisory one.
REPRESENTATION
Article 15.
1.	The board of management shall represent the company. The company can also be represented by each managing director acting alone.
The board of management may authorise each employee to represent the company solely within limits to be laid down in such authorization. The board of management shall determine such employee’s title.
2.	If a managing director has an interest that conflicts with that of the company, the board of management as well as each managing director shall nevertheless be able to represent the company, provided this is done in compliance with the provisions of these Articles of Association.
3.	If the managing director who has an interest conflicting with that of the company is not at the same time a shareholder of the company, the board of management shall need the approval of the general meeting for a resolution to enter into any transaction where such conflict may arise.
THE BOARD OF SUPERVISORY DIRECTORS
Article 16.
1.	The company shall have a board of supervisory directors consisting of one or more natural per-sons.
2.	The number of supervisory directors in office shall be fixed by the board of supervisory directors.

3.	If the board of supervisory directors consists of three, four or five members, then the board of supervisory directors itself may appoint one member of the board of supervisory directors. If the board of supervisory directors consists of six or more members, the board of supervisory directors itself may appoint two members. The board of supervisory directors shall only be entitled to effect any of the appointments as described in the preceding two sentences of this paragraph in case of death, resignation or dismissal of a member of the board of supervisory directors without the general meeting having appointed a successor. Each of the above appointments will lapse as soon as the general meeting has appointed a successing member of the board of supervisory directors in accordance with the following provisions of this paragraph. The board of supervisory directors shall at all times be empowered to suspend or dismiss each member of the board of supervisory directors appointed by it. The general meeting shall appoint all other supervisory directors with due observance of and in the way as provided in article 13, paragraph 5 and shall at all times be empowered to suspend or dismiss any such supervisory director with due observance of the provisions in article 13, paragraph 4. A resolution to appoint a supervisory director can only be passed upon recommendation by the board of supervisory directors.
4.	The general meeting of shareholders shall determine the remuneration of the supervisory directors. Any reasonable expenses incurred by supervisory directors in this capacity shall be refunded to them. The notes to the annual accounts shall contain full and detailed information on the amount and structure of the remuneration of individual supervisory directors. No personal loans can be granted to the member of the management board unless it is in the normal conduct of the company and the supervisory board has given its approval.
5.	It shall be the duty of the board of supervisory directors to exercise supervision over the board of management’s conduct of affairs and over the general course of business in the company and the business enterprise connected with it. It shall offer advice to the board of management. In discharging their duties the board of supervisory directors shall have regard for the interests of the company and the business enterprise connected with it.
6.	The board of management shall supply all such information regarding the affairs of the company to any one of the supervisory directors who should require this. The board of supervisory directors shall have power to examine all books, documents and correspondence of the company and to take cognizance of all acts that have taken place; each supervisory director shall have access to all buildings and sites that are being used by the company.
7.	The board of supervisory directors shall be entitled to ask the assistants of experts in the exercise of its duties for account of the company. In addition, the board of supervisory directors may appoint advisors to the company, without regard to any age limitation, and may grant to such advisors the title of honorary member of the board of supervisory directors or any other title it may re-solve upon. The board of supervisory directors shall appoint a secretary, who needs not be a member of such board, and make arrangements for his substitution in case of his absences at meetings of such board. The secretary shall keep minutes of the proceedings at meetings of the board of supervisory directors. The minutes shall be adopted at the same or in a subsequent meeting and shall be signed by the chairman and the secretary as evidence thereof.
8.	If the board of supervisory directors consists of more than one board member, the board of supervisory directors shall appoint one of them chairman. In that case, it may also appoint a vice-chairman. The board of supervisory directors shall furthermore be empowered to appoint one or more of them to be primarily in charge of the day-to-day supervision of the board of management.
Subject to any limitations that may be imposed by applicable law, the board of supervisory directors may delegate any of its powers to committees consisting of such member or members of its body as it thinks fit; any committee as formed shall in the exercise of the power so delegated con-form to any regulations that may be imposed on it by the board of supervisory directors. The board of supervisory directors may draw up its own charter, which will regulate the formalities for meetings of the board of supervisory directors to be observed, in addition to the foregoing provisions.
9.	The board of supervisory directors shall meet whenever its chairman or two other members of that board considers this necessary. Meetings can be held both in The Netherlands and abroad. Notice of its meetings shall be given by the chairman of the board of supervisory directors — stating the matters to be dealt with — and in the event of his prevention or permanent absence by one of the other supervisory directors; the period of notice of the meeting being at least eight days. The supervisory directors shall be entitled to have themselves represented by any other member of the board of supervisory directors by means of an authorization in writing.
If asked to do so, the board of management shall attend the meetings of the board of supervisory directors; in that event their role shall be an advisory one.
10	The board of supervisory directors shall have power to pass resolutions outside meetings as well, provided this be done (i) by unanimous vote and further in writing, by telegraph, by telefax or by telex messages or (ii) by telephone by a majority of the members of the board of supervisory directors then in office and provided that all the supervisory directors have been consulted on the resolution to be passed and none of them objects against the applicable manner of passing a resolution.
11.	The board of supervisory directors shall pass its resolutions adopted at meetings with an absolute majority of the votes of all the supervisory directors in office, excluding any suspended supervisory directors.

In the event of an equal division of votes, the chairman of the board of supervisory directors shall have the deciding vote.
12.	The ruling pronounced by the chairman of the board of supervisory directors regarding the out-come of a vote as well as the ruling concerning the contents of a resolution passed by the board of supervisory directors, provided that a vote has been held about a proposal not recorded in writing, shall be decisive.

If, however, the correctness of a ruling as referred to in the preceding sentence is challenged immediately after the ruling has been pronounced, then a new vote shall be held, whenever a majority of those present and entitled to vote or, if the original vote was not taken by call or ballot papers, whenever any one of those present and entitled to vote should wish so. This new vote shall nullify the legal consequences of the original vote.
13.	All resolutions of the board of supervisory directors, including those passed outside meetings, shall be entered into a register of minutes.
14.	When the company wants to establish proof of any resolution of the board of supervisory directors, the signature of one member of that board on the document in which the resolution is contained, shall suffice.
15.	A supervisory director may be appointed to the supervisory board for a three-year term and shall be eligible for re-appointment for a subsequent three-year term. The supervisory board shall draw up a retirement rota in order to avoid, as far as possible, a situation in which re-appointments occur simultaneously. The rota shall be made available and shall, in any event, be put on the company’s website.

A member of the supervisory board shall be re-appointed only after careful consideration.
16.	If for any reason whatsoever one or more supervisory directors are permanently absent, then the remaining supervisory directors shall, as long as at least one supervisory director is in office, constitute a body capable of acting until the vacancy(ies) has/have been filled.
17.	If there is only one supervisory director, he shall have all the powers and obligations that these Articles of Association confer and impose on the board of supervisory directors and its chairman.
18.	The members of the board of supervisory directors shall have the obligation to attend the general meetings of shareholders; in these meetings their role will be an advisory one.

INDEMNIFICATION
Article 17.
1.	Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, is or was or has agreed to become a supervisory or managing director of the company or is or was serving or has agreed to serve at the re-quest of the company as a supervisory or managing director of another company or of a partner-ship, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a supervisory or managing director of the company or in any other capacity while serving or having agreed to serve as a supervisory or managing director, shall be indemnified by the company against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably and actually incurred or suffered by such person in connection therewith.
2.	Such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors of his or her last will and testament, and the administrators of his estate.
3.	If the damage was caused by seriously culpable conduct (which the parties intend to be function-ally the same as “gross negligence or wilful misconduct” standards used in New York state law which, while not superseding the Dutch law governing the relationship between Dutch companies and the directors thereof, reflects the parties’ intent as to the principles which, in the absence of clear Dutch law to the contrary, should be used for purposes of this indemnity) on the part of the relevant supervisory director or managing director, no right to indemnification shall exist.
4.	The right to indemnification shall include the right to be paid by the company the expenses incurred in defending any such proceeding in advance of its final disposition. The payment of such expenses incurred by a current, former or proposed supervisory or managing director in his or her capacity as a supervisory or managing director or proposed supervisory or managing director in advance of the final disposition of a proceeding, shall be made only upon delivery to the company of a written undertaking, by or on behalf of such person seeking indemnification, to repay all amounts so advanced if it shall ultimately be determined that such person seeking indemnification is not entitled to be indemnified under this Article 17 or otherwise.
5.	The managing or supervisory director shall not accept any liability towards third parties and not enter into a settlement agreement without the prior written consent of the company. The company and the managing or supervisory director shall use all reasonable efforts, but at the company’s sole expense, to cooperate in order to agree on the defense against any action against the managing or supervisory director unless such defense is not, in the opinion of counsel to the person seeking indemnification, likely to be successful.
6.	If a written claim received by the company from or on behalf of an indemnified party under this Article 17 is not paid in full by the company within ninety days after such receipt, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.
7.	The right to indemnification and the advancement and payment of expenses conferred in this Article 17 shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Articles of Association of the company, bylaw, agreement, vote of stockholders or disinterested supervisory or managing directors or otherwise.
8.	The company may maintain insurance, at its expense, to protect itself and any person who is or was serving as a supervisory or managing director of the company or is or was serving at the re-quest of the company as a supervisory or managing director of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under Dutch law.

9.	If this Article 17 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the company shall nevertheless indemnify each supervisory or managing director of the company and any person who is or was serving at the request of the company as a supervisory or managing director of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, as to costs, charges and expenses (including without limitation, attorneys’ fees, judgments, penalties or fines, and amounts paid or to be paid in settlement) with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 17 that shall not have been invalidated and to the fullest extent permitted by applicable law.
10.	For purposes of this Article 17, reference to the “company” shall include, in addition to the company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the board of supervisory directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its supervisory or managing directors of such constituent company and so that any person who is or was a supervisory or man-aging director of such constituent company, or is or was serving at the request of such constituent company as a supervisory or managing director of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall stand in the same position under the provisions of this Article 17 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.
11.	An amendment to this article shall not impair the rights of a person who was a supervisory director or managing director after the introduction of this article but before the amendment. The obligations of the company towards such persons shall remain in effect as if the article had not been amended.
GENERAL MEETINGS
Article 18.
1.	At least once a year, a general meeting shall be held.

Such general meeting shall be held within six months after the end of the financial year, at which, among other issues, the following shall be dealt with:
a.	except in case a delay in drawing up the annual accounts has been approved, the consideration of the annual accounts and, insofar as is required by law, of the annual report and additional in-formation as mentioned in Article 2:392 of the (Dutch) Civil Code;

b.	the confirmation and adoption of the annual accounts, except if a delay in drawing up the annual accounts has been approved;

c.	deciding upon the allocation of profits;

d.	deciding upon any bonuses to be granted to managing directors and/or members of the board of supervisory directors;

e.	in addition to the above, doing everything required by law.
2.	Within three months after the board of management first had good reason to believe that the share-holders’ equity of the company has decreased to an amount equal to or less than one half of the paid-up and called parts of the share capital, a general meeting shall be acting held for the purpose of discussing any measures that may have to be taken.

Furthermore, general meetings shall be held as often as the majority of the managing directors then in office or the majority of the members of the board of supervisory directors then in office considers it necessary, without prejudice to the provisions in the next paragraph hereof.

3.	General meetings can furthermore be convened by the shareholders with due observance of the provisions in article 2:110 of the (Dutch) Civil Code.
4.	General meetings shall be held in the place where the company has its corporate seat as contained in these Articles of Association, as well as in Delft, Rotterdam, The Hague, Utrecht or Haarlem-mermeer. At a general meeting, held at a different place, valid resolutions shall also be capable of being passed if the entire issued share capital is represented.
5.	Notice of the meetings must be given to the persons entitled to attend meetings, without prejudice to the provisions of paragraph 3 of this article, by or on behalf of the board of management or the board of supervisory directors. The notice convening a general meeting shall be published by advertisement which shall at least be published in a nationally distributed daily newspaper in The Netherlands. In addition, the shareholders shall be notified by means of letters delivered through the mails; the period of notice shall be at least fifteen days, not including the day of the notice and the day of the meeting.
6.	The notice of the meeting shall contain the agenda of the meeting.
7.	If a proposal to amend the company’s Articles of Association is to be dealt with, a copy of that proposal, in which the proposed amendments are stated verbatim, shall be made available for inspection to the persons who are entitled to attend meetings inter alia at the office of the company where it maintains its corporate seat, as from the day of the notice of the meeting until after the close of that meeting, and each of them shall be entitled, upon his request, to obtain a copy thereof, without charge unless such a copy is attached to the notice of the meeting.
8.	If the provisions laid down by law or by these Articles of Association in relation to giving notice of meetings, drawing up the agendas for such meetings and making available for inspection those matters which are to be dealt with have not been complied with, then valid resolutions shall nevertheless be capable of being passed, provided that the entire issued share capital be represented at the meeting in question and provided that the resolution be passed unanimously.
Article 19.
1.	The chairman of the board of supervisory directors shall chair the meeting. If such chairman is not present at any such meeting, the general meeting shall itself decide who is to chair the meeting. The chairman of the meeting may adopt rules and regulations relating to the conduct of such meeting.
2.	The chairman shall appoint one of those present to act as secretary whose duty it shall be to draw up the minutes of the meeting and the chairman shall, together with the secretary, confirm and adopt the minutes, in proof of which they shall sign these. The minutes shall be entered into a register of minutes. If an official notarial record is made of the matters dealt with at a meeting then minutes need not be drawn up.
3.	Each of the persons entitled to attend meetings shall have the right to be represented at a meeting by a proxy duly authorized in writing.
Article 20.
1.	Each common share and each preference share entitles the holder thereof to cast one (1) vote.
2.	At general meetings the company shall not be capable of casting votes for shares in its own share capital which are held by itself or by one of its subsidiaries; nor shall it be capable of doing so for shares in its own share capital of which the company or one of its subsidiaries holds the depositary receipts for shares. Usufructuaries and pledgees of shares held by the company and its subsidiaries are not excluded from the right to vote, provided the right of usufruct or the right of pledge was established over shares before they were held by the company or one of its subsidiaries. The company or one of its subsidiaries shall not be capable of casting votes for shares over which it has a right of usufruct or a right of pledge.

3.	When determining whether a particular proportion of the share capital is represented, or alternatively, whether a majority represents a particular proportion of the share capital, the amount of shares to which no voting rights are attached shall be subtracted from the share capital.
4.	Votes on matters of business shall be held verbally, those concerning persons by means of un-signed closed ballot papers, unless in either case the chairman of the meeting should, without objection from any of those present and entitled to vote, decide on or allow any other manner of voting. If the vote concerns an election of persons, a person entitled to attend meetings present at the relative meeting can also demand a vote by a secret ballot.
5.	All resolutions of the general meeting shall be passed with a two-thirds majority of the valid votes cast representing more than half of the issued share capital, except — without prejudice to the pro-visions in article 13, paragraphs 4 and 5 and article 16, paragraph 3:
(i)	for the resolutions to be passed upon recommendation by the board of supervisory directors, which resolutions (except as required in (ii) below) may be passed with an absolute majority of the votes cast, without regard to the number of shares represented at the meeting;
ii)	for the resolutions to amend the Articles of Association, which resolutions can only be passed with a two-thirds majority of the valid votes cast representing more than half of the issued share capital and further only on the proposal of the board of management, which proposal must be approved by the board of supervisory directors.
6.	Blank votes and abstentions shall not be counted as votes cast.
7.	If there is an equal division of votes on a proposal about business matters, no decision shall be taken.
8.	In the event a vote is taken to elect one of two candidates and there is an equal division of votes, it shall be decided by drawing lots which of these has been elected, under the restriction, however, that if persons from a binding nomination list are to be elected, then the higher ranking nominee is elected.
9.	The ruling concerning voting results pronounced by the chairman during the meeting shall be decisive. The same shall also apply to the contents of a resolution passed by the meeting, provided that a vote has been held about a proposal not recorded in writing.
10.	If the correctness of a ruling as referred to in the preceding paragraph is challenged, however, immediately after the ruling has been pronounced, then a new vote shall be held whenever a majority of the general meeting should wish so, or, if the original vote was not taken by call or by ballot papers, whenever any one of the person: entitled to vote should wish so.

This new vote shall nullify the legal consequences of the original vote.
11.	The board of management shall keep a record of the resolutions that have been passed. This record shall be open to inspection by the persons entitled to attend meetings at the registered office of the company. Upon request, each of them shall receive a copy of or an extract from this record against payment of cost at most.
Article 21.
1.	Except if the company has usufructuaries and pledgees entitled to vote, resolutions of shareholders shall alternatively be capable of being passed in writing — which shall include telegraphic, telefax and telex messages — instead of at a general meeting, provided that these are passed with a unanimous vote of all persons who are entitled to vote.
2.	The board of management shall enter the resolutions that have been passed in the manner specified in the preceding paragraph of this article, in the register of minutes of the general meetings and shall mention this at the next general meeting.

MEETINGS OF HOLDERS OF SHARES OF A SPECIAL CLASS
Article 22.
1.	Meetings of holders of shares of a special class shall be held in all instances, which by virtue of these Articles of Association require a resolution of the meeting of holders of shares of a special class and, furthermore, whenever the board of management and/or the board of supervisory directors considers it necessary or whenever one or more persons holding the voting rights over shares of a special class submit(s) a written request to this effect to the board of management and/or the board of supervisory directors, stating exactly what issues are to be dealt with.
2.	Article 18 paragraphs 4 to 8 inclusive, Article 19 paragraphs 2 and 3 and Article 20 paragraphs 1 to 11 inclusive shall mutatis mutandis be applicable to meetings of holders of shares of a special class.
3.	If, after a request as mentioned at the end of paragraph 1, the board of management and/or the board of supervisory directors fails to convene a meeting of holders of shares of a special class, in the sense that it be held within four weeks of receipt of that request, the requestors shall them-selves be empowered to convene a meeting.
4.	A meeting of holders of shares of a special class shall itself decide who is to chair its meetings.
5.	The chairman of a meeting of holders of shares of a special class shall decide upon allowing other persons to attend the meeting, apart from those holding the voting rights over the relative shares.
6.	Resolutions of a meeting of holders of shares of a special class shall alternatively be capable of being passed in writing — which shall include telegraphic, telefax and telex messages — provided these are passed unanimously by all the persons entitled to vote.
EXAMINATION BY EXPERT
Article 23.
1.	The general meeting shall have authority — and if this is required by provision of law it shall have the obligation — to instruct an expert as referred to in Article 2:393 of the (Dutch) Civil Code, whose duty it shall be to examine the annual accounts drawn up by the board of management, to lay a report of their findings before the board of management and to make a statement with regard thereto.
2.	If the general meeting fails to instruct the expert as referred to in paragraph 1 of this article, this instruction shall be made by the board of management.
3.	The instruction shall be capable of being cancelled at all times by the general meeting and by the person who instructed the expert.
FINANCIAL YEAR, ANNUAL ACCOUNTS
Article 24.
1.	The financial year of the company shall coincide with the calendar year.
2.	The board of management shall close the books of the company as at the last day of every financial year and shall within five months thereafter — except if extension of that period to a maximum of six months has been granted by resolution of the general meeting because of special circum-stances — draw up annual accounts consisting of a balance sheet, a profit and loss account and explanatory notes and within this period it shall make these documents available for inspection by the shareholders at the office of the company. These documents will also be submitted to the board of supervisory directors. Within this period the board of management shall submit the annual report to the general meeting as well. The annual accounts shall be signed by all the managing directors and members of the board of supervisory directors; if any signature is missing, the reason therefore shall be stated in the annual accounts.

3.	The company shall ensure that the annual accounts that have been drawn up, the annual report and the particulars that have to be added by virtue of paragraph 1 of Article 2:392 of the (Dutch) Civil Code are available at its office as from the day of the notice of the general meeting at which they are to be dealt with.

The persons entitled to attend meetings shall have the right to review these documents at the company’s office and to obtain copies thereof free of charge.
4.	What has been provided in paragraphs 2 and 3 of this article in relation to the annual report and the particulars to be added by virtue of paragraph 1 of Article 2:392 of the (Dutch) Civil Code shall not be applicable if Article 2:396, paragraph 6, first sentence or Article 2:403 of the (Dutch) Civil Code is applicable to the company.
5.	The general meeting shall adopt the annual accounts. Adoption of the annual accounts shall not serve to discharge a managing director or a supervisory director.
6.	The company shall proceed to publish the documents and data mentioned in this article, if and to the extent and in the manner that this is stipulated in Articles 2:394 and following of the (Dutch) Civil Code.
DISTRIBUTIONS
Article 25.
1.	From the profits appearing from the annual accounts as adopted, such an amount shall be reserved by the company as shall be determined by the board of supervisory directors.

The profits remaining thereafter shall be treated in accordance with the provisions of the following paragraphs of this article.
2.	From the profits remaining, after application of the provisions in paragraph 1 above, and available for distribution, first a non-cumulative cash dividend calculated on the basis of the aggregate of the par value of the preference shares and any share premium paid thereon, shall be made on the preference shares, less any interim distributions made in accordance with paragraph 5 hereunder. The percentage of such dividend shall be determined by the board of supervisory directors at the time of the first issuance of the relative preference shares. This rate of dividend can be adjusted by unanimous resolution of all persons entitled to vote. Any distribution on the preference shares shall not take place if all holders of the preference shares, unanimously so decide.
3.	The profits remaining after the distribution referred to in paragraph 2 above are at the disposal of the general meeting for distribution on the common shares equally and proportionally and/or for reservation.
4.	The company can make distributions to its shareholders and other persons entitled to its profits that are capable of being distributed, but only to the extent that its shareholders’ equity exceeds the paid-up and called parts of its share capital increased by the reserves that it must maintain by law or under the present Articles of Association.
5.	With due observance of the provisions in paragraph 4 of article 2:105 of the (Dutch) Civil Code and in paragraph 4 of this article, the supervisory board may resolve that an interim dividend shall be paid. The supervisory board may resolve to pay interim dividend completely or partly other than in cash.
6.	The general meeting may resolve that (interim) dividends shall wholly or partly be paid otherwise than in cash.
7.	Unless the general meeting decides on a specific date dividends shall be made payable promptly after they have been declared
8.	Dividends that have not been collected within five years after they have become payable, shall be forfeited to the company.

LIQUIDATION AND WINDING UP
Article 26.
1.	In the event of the company being liquidated it shall be wound up by the board of management unless the general meeting decides otherwise.
2.	The general meeting shall decide on the remuneration of the liquidators and of those who have been charged with the supervision of the winding up.
3.	During the winding up, these Articles of Association shall, in as far as possible, remain of full force and effect.
4.	Out of the balance of the company’s equity, after the expenses of liquidation and the company’s debts have been paid, to the holders of preference shares shall be distributed first the amounts paid up on such preference shares. The balance remaining after application of the immediately preceding sentence shall be distributed to the holders of common shares pro rata to the amount of common shares each of such shareholders holds. No distribution upon liquidation shall be made to the company itself for shares which the company holds in its own share capital.
5.	After completion of the winding up the books and documents of the liquidated company shall for ten years remain in the custody of a person who shall be capable of being appointed for that purpose by the general meeting in their resolution to liquidate the company. If an appointment as aforesaid has not been made by the general meeting, then the appointment shall be made by the liquidators.
THE UNDERSIGNED
Maria Francisca Elisabeth de Waard-Preller, civil law notary in Rotterdam, hereby declares that the unofficial English translation of the articles of association of Core Laboratories N.V., with corporate seat in Amsterdam, reads as per the text printed above.
Signed at Rotterdam, on 6 July 2006.

Preliminary Form of Proxy Card
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M21424-P90312 CORE LABORATORIES N.V. C/O AMERICAN STOCK TRANSFER 59 MAIDEN LANE, ATTN: DONNA ANSBRO NEW YORK, NY 10038-4502 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain CORE LABORATORIES N.V. For Against Abstain 2. To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2009; 4. To approve and resolve the extension of the existing authority to repurchase up to 25.6% of our issued share capital until November 13, 2011, as follows: 3. To approve and resolve the cancellation of our repurchased shares up to the date of our annual meeting; 5. To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 20% of outstanding shares per annum until May 13, 2015; For address changes and/or comments, please check this box and write them on the back where indicated. Nominees: The Board of Supervisory Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: 01) D. John Ogren 02) Joseph R. Perna 03) Jacobus Schouten 1. To elect three Class II Supervisory Directors to serve until our annual meeting in 2013 and until their successors shall have been duly elected and qualified; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 6. To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 20% of outstanding shares per annum until May 13, 2015; 7a. make mandatory revisions to reduce the par value of the shares from EUR 0.04 to EUR 0.02 in connection with the proposed two-for-one share split and to comply with recent changes in Dutch law, including to allow electronic means of communication with regard to our annua l meetings of shareholders, and 8. To approve and resolve a two-for-one stock split authorized by the Supervisory Board; 9. To ratify the appointment of PricewaterhouseCoopers as our Company’s independent registered public accountants for the year ending December 31, 2010. NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby. 7b. make voluntary revisions related to the Management Board and Supervisory Board. 7. To approve and resolve amendments to the Core Laboratories N.V. articles of association to 4a. our shareholders will be asked to renew the authorization of the Management Board to repurchase up to 10% of our issued share capital from time to time for an 18-month period, and such repurchased shares may be used for any legal purpose, and 4b. our shareholders will be asked to renew the authorization of our Management Board to repurchase up to an additional 15.6% of our issued share capital from time to time for an 18-month period, and such repurchased shares may only be used for the satisfaction of any obligation the Company may have to deliver shares pursuant to its 0.25% Senior Exchangeable Notes which we refer to as the “Senior Exchangeable Notes”, or pursuant to a warrant we sold to Lehman OTC (now held by an affiliate of Citigroup, Inc.) contemporaneously with the issuance of our Senior Exchangeable Notes; Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Preliminary Form of Proxy Card
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/clb. M21425-P90312 CORE LABORATORIES N.V. This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Thursday, May 13, 2010. The undersigned hereby constitutes and appoints Mark Elvig, Jan Willem Sodderland, Jaap Stoop and T. Mark Kelly and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the Sheraton Amsterdam Airport Hotel and Conference Center, Schiphol Boulevard 101, Amsterdam 1118 BG, The Netherlands, on Thursday, May 13, 2010 at 3:30 p.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES FOR SUPERVISORY DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8 AND 9. (To be signed and continued on the reverse side.)